AMENDED AND RESTATED ACQUISITION AGREEMENT AMONG
                 SGI INTERNATIONAL, BLUEGRASS COAL DEVELOPMENT
                   COMPANY AND AMERICOAL DEVELOPMENT COMPANY

     This Amended and Restated Acquisition Agreement (the "Agreement") is entered into effective as of this ___ day of _____________ 1999 (the "Effective Date") by and between (a) SGI International, a Utah corporation ("SGI"), with its principal place of business at 1200 Prospect Street, Suite 325, La Jolla, California 92037, purchaser of the interests herein described, and (b) Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass"), with its principal place of business at 1500 N. Big Run Road, Ashland, Kentucky 41102. Americoal Development Company, a Delaware corporation ("Americoal") is also a party to this Agreement for the limited purpose of transferring its interests in NuCoal as described in Recital B below. Bluegrass and Americoal are sometimes collectively referred to herein as the "Sellers". Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to them in the Addendum to the TEK-KOL Partnership Agreement between SGI and Shell Mining Company ("SMC"), dated as of September 30, 1989.

                                    RECITALS

     A. Bluegrass is the owner of one hundred percent (100%) of the issued and outstanding stock ("Encoal Stock") of Encoal Corporation, a Delaware corporation ("Encoal"). Encoal owns a coal upgrading facility (the "Encoal Facilities") utilizing the LFC Process. The Encoal Facilities are located north of Gillette, Wyoming on land, commonly referred to as the "Buckskin Mine", owned by Triton Coal Company LLC ("Triton LLC"). Vulcan Coal Company, L.L.C. ("Vulcan") is the managing member of Triton LLC. The Encoal Facilities were built, in part, with funds awarded by the U.S. Department of Energy ("DOE") pursuant to DOE Cooperative No. DE-FC21-90MC27339, and Encoal has entered into a revised agreement with the DOE, dated April 30, 1999, pursuant to DOE Cooperative No. DE-FR21-90MC27356, with respect to recovery of such funds ("DOE Agreement"). The Encoal Facilities are, as of the Effective Date, not in operation. Bluegrass, Wyoming Coal Technology, Inc., a Wyoming corporation ("WCT"), AEI Resources, Inc. ("AEI"), Vulcan and Triton are parties to an agreement entitled "Encoal Facility Use and Indemnification Agreement" dated as of December 11, 1998 ("Encoal Use Agreement"), by which Triton LLC provides to WCT (1) the use of certain Triton LLC facilities for purposes of operation of the Encoal Facilities, (2) a lease of the real property on which the Encoal Facilities are located, and (3) limited rights of access across certain tracts of the Buckskin Mine, provided that Bluegrass, WCT and AEI indemnify and hold harmless, and covenant to take certain affirmative actions for the benefit of, Vulcan and Triton LLC. To the extent that SGI requires rights to rail and/or road access from third parties to and from the Buckskin Mine, SGI shall obtain such rights.

     B. Encoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal LLC, a Delaware limited liability company ("NuCoal") and Americoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal. Encoal's and Americoal's membership interests in NuCoal are


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collectively referred to herein as the "Membership Interests" Encoal is the holder of certain permits or applications for permits from Wyoming governmental authorities (the "Permits"), described more specifically on Exhibit A hereto.

     C. Bluegrass is also the owner of fifty percent (50%) of the general partnership interests ("Partnership Interest") in the TEK-KOL Partnership, a California general partnership ("TEK-KOL"). Bluegrass owns a fifty percent (50%) undivided interest in the patents, which have recently been assigned from TEK-KOL, and TEK-KOL owns certain intellectual property interests in the LFC Process, all as more specifically described in Section 3.2.4(ii) hereto (such patents, along with such intellectual property interests, collectively referred to herein as the "Patents"). Bluegrass also owns, as a general partner of TEK-KOL, 50% of certain other tangible and intangible property owned by TEK-KOL, including but not limited to computers and furniture. The Patents, Permits and the tangible and intangible property of TEK-KOL are collectively referred to herein as the "LFC Property."

     D. TEK-KOL has been terminated and is, as of the date of this Agreement, in the process of winding-up its affairs and liquidating its assets.

     E. SGI is a research and development company which has proprietary technologies that it is attempting to market in the United States and overseas.

     F. Bluegrass desires to sell to SGI the Encoal Stock, its NuCoal Membership Interest, its Partnership Interest in TEK-KOL, and its rights in and to the LFC Property, Americoal desires to sell to SGI its NuCoal Membership Interest, and SGI desires to purchase all of the foregoing, on the terms of this Agreement. Further, the parties desire SGI to assume and/or be solely liable for, and to release (or obtain releases of) Bluegrass, Americoal and each of their respective shareholders, parents, affiliates and their respective officers, directors, employees and agents from all obligations and liabilities arising with respect to Encoal, NuCoal, TEK-KOL and the Encoal Facilities, as more specifically set forth herein, except for any liabilities associated with AEI Resources, Inc. post-retirement benefits Carol Ann Terrell, an employee of Encoal, may be entitled should she retire prior to the Closing Date as set forth in Section 4.2.1 herein.

     G. SGI, Bluegrass and Americoal entered into an Acquisition Agreement among SGI International, Bluegrass Coal Development Company, and Americoal Development Company, dated April 22, 1999 (the "Original Acquisition Agreement), for the purposes of effecting the intentions of these recitals. The parties complied with their respective obligations, where applicable, in the Original Acquisition Agreement, and now desire to amend and restate the Acquisition Agreement to clarify and adjust certain of the terms and conditions of the agreement between the parties as more specifically set forth herein.

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                                   AGREEMENT

     In consideration of the above premises, for the consideration, and subject to the terms and conditions herein set forth, the parties agree as follows:

     1. ACQUISITIONS. Bluegrass hereby agrees to sell, assign, transfer and deliver to SGI the Encoal Stock, the Partnership Interest, and any interest which Bluegrass may have in and to the LFC Property, and Americoal hereby agrees to sell, assign, transfer and deliver to SGI its Americoal Membership Interest in NuCoal. SGI hereby agrees to purchase the Encoal Stock, the Americoal Membership Interest, the Partnership Interest, and any interest which Bluegrass may have in and to the LFC Property (collectively the "Assets"), and all liabilities associated with the Assets except for any liabilities associated with AEI Resources, Inc. post-retirement benefits Carol Ann Terrell, an employee of Encoal, may be entitled should she retire prior to the Closing Date as set forth in Section 4.2.1 herein.

     2. CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Holland & Hart in Denver, Colorado, after the date on which all of the conditions to Closing set forth in
Article 4 have been met, or such other date mutually acceptable to the parties hereto but in no event later than November 30, 1999 (the "Closing Date"). If the Closing has not occurred for any reason by November 30, 1999 ("Termination Date"), this Agreement shall automatically terminate pursuant to the terms and conditions set forth in Article 11 of this Agreement without notice to or by either party, unless this Agreement is extended prior to the Termination Date by written agreement of the parties. Nothing herein shall obligate either SGI or Sellers to agree on an extension or modification to avoid or waive any or all of such party's rights concerning termination of this Agreement.

     3. PURCHASE PRICE AND DELIVERIES.

          3.1 Purchase Price and Deliveries by SGI. The purchase price for the Encoal Stock, the Americoal Membership Interest, the Partnership Interest, and Bluegrass' interest in the LFC Property is comprised of the following:

               3.1.1 Deliveries at or prior to Closing. Prior to or at the Closing, SGI shall provide the following:

                    (a) Mitsubishi Release. A waiver and release, in favor of Bluegrass, Americoal, AEI, Encoal, Addington Resources Inc., Zeigler Coal Holding Company and each of their respective affiliates, successors and assigns, from Mitsubishi Heavy Industries (the "Mitsubishi Waiver"), in the form attached hereto as Exhibit 3.1A or in form satisfactory to Sellers, of a $1.13 million dollar invoice billed by Mitsubishi Heavy Industries to Encoal, or other cash equivalent to the Mitsubishi Waiver which is acceptable to Bluegrass and satisfies the obligations of Bluegrass, Americoal, AEI, Encoal, Addington Resources Inc., Zeigler Coal Holding Company to Mitsubishi Heavy Industries in full;

                    (b) Purchase Price Promissory Note. A promissory note executed by SGI and delivered to Bluegrass in the form attached hereto as Exhibit 3.1B (the "Note"), secured by 50% of SGI's royalties as described in and in the form of the security instrument set forth on Exhibit 3.1C ("Purchase Price Promissory Note"), in the principal amount of Two Million Eighty Thousand Dollars ($2,080,000.00) bearing interest at the prime interest rate as it may be set from time to time by the Bank of America NT&SA's office in San Francisco, California in effect on January 1 of each calendar year, with the principal and interest of such Note due and payable on a date five (5) years from the Closing Date. However, should Carol Ann Terrell not retire from Encoal Corporation on or prior to the Closing Date, the amount of the Purchase Price Promissory Note shall reduce by One Hundred Thousand Dollars ($100,000.00);

                    (c) Employee Reimbursement Funds and Note. The sum of One Hundred Eighty Thousand United States Dollars (U.S.$180,000.00) to be applied against the monies owed by SGI as set forth in Section 3.1.2(a) of this Agreement. In addition, SGI shall provide a promissory note, effective upon the execution of this Agreement, executed by SGI and delivered to Bluegrass in the form attached hereto as Exhibit 3.1D ("Employee Reimbursement Note"), in the amount due and payable and to secure the monies owed to Bluegrass under
          Section 3.1.2(a) below, bearing interest at the prime interest rate as it may be set from time to time by the Bank of America NT&SA's office in San Francisco, California in effect on January 1 of each calendar year, with the principal and interest of such Note due and payable on or before March 31, 2000;

                    (d) LFC Royalty Agreement. An agreement in the form of
          Exhibit 3.1E, whereby SGI will grant to Bluegrass royalty interests in the Commercial LFC Process, as defined in the TEK-KOL Partnership Agreement, exercisable by Bluegrass on March 31, 2000 or thereafter unless SGI has satisfied the obligations under Section 3.1.2(a);

                    (e) Security Documents To secure SGI's obligations under Sections 3.1.2(a), (b) and (c), a Pledge of the Encoal Stock in the form of Exhibit 3.1F (the "Pledge of Encoal Stock"), a Pledge of the NuCoal Membership Interests in the form of Exhibit 3.1G (the "Pledge of Americoal Membership Interests"), and security agreements and financing statements in the same form and format as set forth on
          Exhibit 3.1H and Exhibit 3.1I which will grant to Bluegrass a security interest in the Encoal Facilities and TEK-KOL's tangible property (collectively, the "Security Documents"). Bluegrass is entitled to a first priority interest for its Security Documents in


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

          the assets set forth in this Section and SGI covenants not to file, or allow to be filed, any security interest, mortgage, lien or other encumbrance upon any asset or equity interest transferred to SGI under this Agreement until all obligations that Security Documents secure have been paid or otherwise satisfied in full. Upon satisfaction of the obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e) by SGI, Bluegrass shall cause the financing statements set forth above to be terminated;

                    (f) Assignment of Contracts. An agreement in the form of
          Exhibit 3.1J, whereby SGI will grant to Bluegrass all of Encoal's interests in any leases, contracts or other agreements, except for any licensing agreements entered into with respect to the LFC Property, between Encoal and any third parties, where such document is to be held in escrow pursuant to the terms of Article 14 of this Agreement until SGI has satisfied the obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

                    (g) Employee Plan Compliance and Releases. SGI's compliance with Section 4.2.1 regarding the Employee Plan, and delivery to Sellers of the Employee Releases, both as described and defined in
          Section 4.2.1;

               3.1.2 Post-Closing Deliveries by SGI. On or before March 31, 2000, SGI shall provide or have undertaken the following:

                    (a) Employee Reimbursement. SGI shall have paid to Bluegrass' satisfaction, pursuant to Article 21 of this Agreement, that portion of the salaries, including travel and other expenses, of all Encoal employees for work engaged in by such Encoal employees for the benefit of or at the request of SGI from November 12, 1998 through the date of Closing. The parties agree that this amount is Three Hundred Seventy Three Thousand Seventy Eight and 41/100 Dollars ($373,078.41) as of September 30, 1999, less the One Hundred Eighty Thousand Dollars ($180,000.00) paid at Closing pursuant to Section 3.1.1(d), and has continued and will continue to accrue from that date through Closing;

                    (b) New DOE Agreement. An agreement between SGI and DOE, executed by SGI and DOE and delivered to Bluegrass ("New DOE Agreement"), in the same form and on the same terms as the DOE Agreement described in Recital A of this Agreement, where SGI and DOE agree therein that such New DOE Agreement would be substituted for and discharge and release the obligations of Encoal and its parents, affiliates, successors and assigns under the DOE Agreement, with SGI solely liable for performance of the terms of the New DOE Agreement; and

                    (c) Triton LLC Release. A full, complete and unconditional release and discharge from Vulcan and Triton LLC of Bluegrass,

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

          AEI, WCT, and to the extent applicable, their affiliates, satisfactory to Bluegrass in its reasonable discretion from all indemnity obligations under Article 6 and all bonding obligations under Section 5.5 of the Encoal Use Agreement or any corresponding provisions.

                    (d) Encoal Use Agreement and Consent.

                         (i) An assignment secured by SGI between Triton LLC,
               Bluegrass, WCT and SGI of the Encoal Use Agreement in the form attached hereto as Exhibit 3.1K with no modifications or amendments other than those set forth on Exhibit 3.1L, those which the Sellers have consented to in writing, in their sole and absolute discretion, or those which are necessary to implement the following clause (ii) of this Agreement;

                         (ii) A release and assignment from Triton LLC secured
               by SGI of all duties, obligations, covenants and liabilities of Bluegrass, WCT, AEI, and any of their affiliates, pursuant to the Encoal Use Agreement except all indemnity obligations under
               Article 6 of the Encoal Use Agreement and all bonding obligations under Section 5.5 of the Encoal Use Agreement, with SGI solely liable for performance of all other terms of the Encoal Use Agreement, such release and assignment in form satisfactory to Bluegrass;

                         (iii) Written consent of Triton LLC to such assignment
               in clause (i) of this Section 3.1.2(d); and

                         (iv) Written consent of Triton LLC to the assignment,
               conveyance or other transfer of the Encoal Facilities and the Encoal Use Agreement from SGI to Bluegrass, WCT or AEI in accordance with the terms of this Agreement.

                    (e) Permits; Other Releases. SGI shall have, to Sellers' satisfaction, (i) provided to Sellers written consent of Triton
          LLC to allow SGI to operate the Encoal Plant and engage in all related activities under the Triton LLC governmental permits (ii) upon transfer of ownership of the Encoal Facilities, assumed all reclamation liabilities and obligations associated with the Encoal Facilities and obtained its own bonding from relevant governmental authorities regarding such reclamation liabilities, and (iii) executed and delivered to Bluegrass unconditional releases from relevant governmental authorities of Bluegrass, AEI, and their respective affiliates, successors and assigns from all obligations and liabilities related to the foregoing reclamation liabilities and bonding obligations, where applicable.

          3.2 Deliveries by Sellers at Closing. At Closing, Bluegrass and/or Americoal, as applicable, shall deliver the following to SGI:


               3.2.1 NuCoal Membership Interests. At Closing, Bluegrass and Americoal shall deliver an assignment of their respective NuCoal Membership Interests in the form attached hereto as Exhibit 3.2.2. Pursuant to the terms of the Pledge of NuCoal Membership Interests, the NuCoal Membership Interests shall be held by Bluegrass until SGI has satisfied the obligations under Sections 3.1.2(a).

               3.2.2 TEK-KOL Partnership Interest. At Closing, Bluegrass shall deliver an assignment of the Partnership Interest to SGI's subsidiary, OCET, with assignee assuming and SGI and assignee indemnifying Bluegrass against all liabilities and obligations of TEK-KOL and otherwise in the form attached hereto as Exhibit 3.2.3.

               3.2.3 LFC Property and Encoal Facilities. At Closing, Bluegrass shall deliver to SGI (i) a bill of sale with respect to Bluegrass' rights in any tangible LFC Property, in the form attached hereto as Exhibit 3.2.4A, except the Encoal Facilities and the intangible property set forth in (ii), (iii) and (iv) of this Section 3.2.4; (ii) assignments of Bluegrass' rights in the Patents, in the form attached hereto as Exhibit 3.2.4B; (iii) assignments of the Permits, in the form attached hereto as
     Exhibit 3.2.4C; and (iv) assignment, in the form of Exhibit 3.2.4D, of any rights which Bluegrass may have in engineering drawings, plans, specifications, engineering information and data for construction of an LFC Plant ("Engineering Plans"), including delivery of any copies of the Engineering Plans which Sellers may have. The bill of sale set forth in this Section 3.2.4 shall be held in escrow in accordance with Section 14.4 until SGI has satisfied the obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          3.3 POST-CLOSING DELIVERIES BY SELLERS.

               3.3.1 Upon the date which SGI satisfies the obligations under
     Section 3.1.2(d) and 3.1.2(e) and provides to Sellers written notice of such satisfaction, the right, title and interest to the Encoal Facilities and the Encoal Stock shall vest absolutely and exclusively in SGI, subject to the satisfaction by SGI of the terms and conditions of this Agreement, including but not limited to Sections 3.1.2(a), 3.1.2(b) and 3.1.2(c). The parties agree that prior to the satisfaction of
     Section 3.1.2(d) and 3.1.2(e), SGI shall have no right, title or interest in the Encoal Facilities and the Encoal Stock. Upon ten (10) days after the notice provided for in this Section 3.3, Bluegrass shall provide to SGI a bill of sale with respect to Bluegrass' and Encoal's rights in the Encoal Facilities in the form attached hereto as Exhibit 3.3, a certificate representing the Encoal Stock, endorsed to, or with a transfer power duly endorsed to, SGI and the written resignation of all of Encoal's officers and directors. The bill of sale and Encoal Stock certificate set forth in this Section 3.3 shall be held in escrow in accordance with

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

     Section 14.4 until SGI has satisfied the obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

               3.3.2 Upon the Closing Date and thereafter, (1) SGI shall have sole and exclusive right, title and interest in the Partnership
     Interest and the LFC Property, except for Bluegrass' 50% undivided interest in the TEK-KOL tangible personal property and (2) Bluegrass shall have sole and exclusive right, title and interest in the Mitsubishi Release, the One Hundred Eighty Thousand Dollar ($180,000.00) payment made pursuant to Section 3.1.1(c), the Purchase Price Promissory Note and the Employee Reimbursement Note.

          3.4 OTHER DELIVERIES BY PARTIES AT CLOSING. At Closing, SGI shall deliver or cause to be delivered to Bluegrass such documents, instruments and certificates as Bluegrass shall reasonably request for the purpose of giving effect to the transactions contemplated hereby. Bluegrass and/or Americoal, as the case may be, shall deliver or cause to be delivered to SGI such documents, instruments and certificates as SGI shall reasonably request for the purpose of giving effect to the transactions contemplated hereby.

     4. CONDITIONS TO CLOSING.

          4.1 Conditions Precedent to Obligations of SGI. The Closing shall occur on the date provided in Section 2 provided that all of the following conditions (collectively, "SGI Conditions") shall have occurred, been satisfied, or waived in writing by SGI:

               4.1.1 All assignments of Patents in a form sufficient for transmittal to the U. S. Patent Office shall have been executed by Bluegrass (to be delivered at Closing);

               4.1.2 Sellers shall have made all of the deliveries to be made by either of them to SGI pursuant to Sections 3.2, 3.3 and 3.4 above;

               4.1.3 The operating assets of Encoal or NuCoal shall not have been substantially (i) damaged, (ii) destroyed, (iii) transferred,
     (iv) hypothecated, or otherwise (v) devalued, between the Effective Date and the Closing Date;

               4.1.4 The representations and warranties of Sellers contained in
     Section 5 or elsewhere herein shall be true and correct as of the date hereof, and except to the extent such representations and warranties relate solely to an earlier date, as of the Closing Date as though made on and as of the Closing Date; provided, however, that, if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. Sellers shall have duly performed and complied in all material respects with all agreements and covenants contained herein Required to be performed or complied with by either of them at or before the Closing.

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          4.2 Conditions Precedent to Obligations of Sellers. The Closing shall occur at the time provided in Section 2 provided that all of the following conditions (the "Sellers' Conditions") shall have occurred, been satisfied, or waived in writing by either of Sellers, as applicable:

               4.2.1 Effective as of the Closing, SGI shall establish for the employees of Encoal ("Employees") new savings, welfare, severance, and other employee benefit plans ("Employee Plans") which are acceptable to both AEI and Employees prior to Closing. SGI shall defend, indemnify and hold harmless Sellers, AEI, Zeigler Coal Holding Company ("Zeigler") and their respective affiliates, directors, officers, employees and agents from, and pay and reimburse them for, any and all claims, actions, demands, suits, or proceedings pursuant to or in connection with any Employee Plans, the employment (or non-employment) of any Employee, or claims for benefits under or pursuant to any employee benefit plans maintained or previously maintained by AEI, Zeigler, or any of their respective affiliates, related companies, or predecessors, which result from the actions of SGI or Encoal, from and after the Closing, claims for post-retirement benefits by Employees or former Employees of Encoal, or their dependents. Provided, should Carol Ann Terrell of Encoal retire prior to the Closing having satisfied the requirements for post-retirement benefits under the plan maintained by AEI, AEI shall retain the liabilities associated with post-retirement benefits for Carol Ann Terrell as they may exist from time to time pursuant to terms of the plan. Notwithstanding the preceding to the contrary, should Carol Ann Terrell work, in any capacity (as an employee, consultant, independent contractor, etc.) for Encoal, SGI or any of their affiliates at any time after the Closing, Carol Ann Terrell will not be considered a retiree of AEI and AEI shall not have any obligation to provide her with or any liability for any post-retirement benefits. Further, SGI shall have obtained full releases at Closing from all Employees of Encoal, releasing Sellers, AEI, Zeigler and their respective affiliates, directors, officers, employees and agents, in a form satisfactory to Sellers (collectively, "Employee Releases").

               4.2.2 SGI shall have taken the actions and made all of the deliveries to be made by it pursuant to Sections 3.1.1 and 3.4;

               4.2.3 The representations and warranties of SGI contained in
     Section 5 or elsewhere herein shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date; provided, however, that if any such representation and warranty is not qualified by a standard of materiality, such representation and warranty need only be true and correct in all material respects. SGI shall have duly performed and complied in all material respects with all agreements contained herein required to be performed or complied with by it at or prior to the Closing.

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     5. WARRANTIES.

          5.1 Bluegrass or Americoal, as applicable, hereby represent and warrant to SGI (and where expressed, hereby disclaim representations and warranties) as follows:

               5.1.1 Ownership. Bluegrass is the owner of all of the issued and outstanding shares of stock of Encoal and is the owner of record of 1,000 fully paid and nonassessable shares of common Encoal Stock. Americoal is the owner of 50% of the outstanding limited liability company membership interests in NuCoal.

               5.1.2 Encoal and NuCoal Securities. As of the Effective Date, Encoal is authorized to issue and has issued a total of 1,000 shares of common stock and NuCoal is authorized to issue and has issued 100% of its membership interests. No options, warrants, preferred shares, debentures or other securities of Encoal are outstanding, nor are there any contractual obligations of any kind to issue any such options, warrants, preferred shares, debentures or other securities. No options, warrants, debentures or other securities of NuCoal are outstanding, nor are there any contractual obligations of any kind to issue any such options, warrants, preferred shares, debentures or other securities in NuCoal.

               5.1.3 Encoal Incorporation and NuCoal Organization. Encoal is incorporated and is in good standing under the laws of the State of Delaware and is qualified to transact business in the State of Wyoming. NuCoal is organized as a limited liability company and is in good standing under the laws of Delaware.

               5.1.4 Authority. Encoal has the corporate power and authority, and NuCoal has the limited liability company power and authority, to carry on their respective businesses as currently conducted. Sellers have all requisite power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder, and to consummate the transactions contemplated hereby. The execution, delivery and performance by Sellers of this Agreement has been duly authorized by Sellers as applicable to the sales and transfers contemplated hereby, which constitutes all necessary action on the part of Sellers for such authorization. This Agreement has been duly executed and delivered by Sellers and, assuming valid execution and delivery by SGI, constitutes the valid and binding obligation of Sellers, enforceable against Sellers in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights or by general equitable principles. Sellers hereto represent and warrant that the person signing for each of them has been authorized by all appropriate actions to execute this Agreement.

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

               5.1.5 Financial Condition. To the knowledge of Sellers, the balance sheet and income statements of Encoal and NuCoal for year ends December 31, 1996, 1997 and 1998 fully and accurately reflect the financial condition of Encoal and NuCoal, respectively, as of those respective dates, and the results of operation of each of them for the periods then ended.

               5.1.6 Adverse Change. To the knowledge of Sellers, no transactions, other than in the ordinary and usual course of business, have been engaged in by Encoal or by NuCoal from December 31, 1998 to the Effective Date, and there has been no material adverse change in the financial or operating condition of Encoal or NuCoal up to and including the Effective Date.

               5.1.7 Defaults or Breach. To the knowledge of Sellers, as of the Effective Date, Encoal is not, and as of the Closing Date Encoal will not be, in default under any contract or agreement, or under any order or decree of any court which would have a material adverse effect on Sellers' execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of Sellers, there are no actions or proceedings pending or threatened against Encoal as of the date hereof, except for any and all liabilities associated with the Seven & Seven EPA designated cleanup site near Wooster, Ohio, and neither the execution and delivery of this Agreement nor the consummation of the transactions herein contemplated will conflict with, result in the breach of, or accelerate the performance required by any contract or agreement to which Encoal or Sellers are now a party.

               To the knowledge of Sellers, as of the Effective Date, NuCoal is not, and as of the Closing Date NuCoal will not be, in default under any contract or agreement, or under an order or decree of any court which would have a material adverse effect on Sellers' execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby. To the knowledge of Sellers, there are no actions or proceedings pending or threatened against NuCoal as of the date hereof, and neither the execution and delivery of this Agreement nor the consummation of the transaction herein contemplated will conflict with, result in the breach of, or accelerate the performance required by any contract or agreement to which NuCoal or Sellers are now a party.

               5.1.8 Dividends. There are no dividends declared and unpaid on any of the Encoal Stock.

               5.1.9 Restrictions. To the knowledge of Sellers, except for the terms set forth in the Encoal Use Agreement and as otherwise set forth in this Agreement, Encoal and NuCoal are not parties to any contract or agreement, and are not subject to any restrictions, which would preclude either of them from executing, delivering or performing this Agreement or consummating the transactions contemplated by this Agreement. The execution, delivery and performance by Sellers, respectively, of this

     Agreement and the consummation of the transactions contemplated hereby will not result in any conflict with their respective Articles of Incorporation or Bylaws.

               5.1.10 Assets. Attached hereto as Exhibit 5.1.10 and made a part hereof is a list of the categories and types of assets and properties owned, to the knowledge of Bluegrass, by Encoal as of March 1, 1999 which are individually valued on such books in excess of $50,000.00. To the knowledge of Sellers, except as otherwise stated in Exhibit 5.1.10, Encoal and NuCoal have good and marketable title to all assets and properties listed thereon.

               5.1.11 Permits. To the knowledge of Sellers: none of (i) permits relating to the Encoal Facilities except those listed on Exhibit 5.1.11 hereto ("Encoal Permits") or (ii) the Permits, have lapsed or have been surrendered or cancelled by any permitting or governmental authority, nor has there been any violation by Encoal of any of the Encoal Permits or any of the terms or conditions thereof. Further, to the knowledge of Sellers: there has been no violation by NuCoal of any of the Permits or any of the terms or conditions thereof. Sellers hereby expressly disclaims any representation or warranty concerning whether and to what extent SGI can construct and/or operate a facility or plant under the Permits. Additionally, the parties agree that Sellers are transferring only the Permits which are held (or applications are pending) in the name of NuCoal, and only the Encoal Permits which are held in the name of Encoal. Sellers do not hereby sell, assign or transfer, or purport to sell, assign or transfer any Permits, Encoal Permits, or any other licenses or permits issued by any governmental authority which is in the name of any person or entity other than Encoal or NuCoal.

               5.1.12 No Litigation. To the knowledge of Sellers: there is no action, suit, claim, investigation or proceeding, whether involving a court of law, administrative body, governmental agency, arbitrator, or alternative dispute resolution mechanism (collectively, "Proceeding") existing, pending or threatened against or affecting Sellers with respect to or which would adversely affect the transactions contemplated by this Agreement or any action to be taken by Sellers pursuant to or in connection with this Agreement.

               5.1.13 Employee Plans. Effective as of the Closing, the Employees shall cease to participate in any employee benefits plans maintained by AEI, Zeigler or Sellers, and Encoal shall cease to be a participating employer thereunder. Neither AEI, Zeigler, nor Sellers shall have any liability for any claims, actions, demands, suits, or proceedings pursuant to or in connection with any Employee Plan or the employment (or non-employment) of any Employee from and after the Closing. SGI shall reimburse AEI, Zeigler and Sellers for any and all claims and expenses associated with the Employees under the Zeigler Special Bonus and Severance Plan.

               5.1.14 No Liens or Encumbrances. To the knowledge of Sellers, upon transfer to SGI pursuant to the terms of this Agreement, all right, title and interest in the Encoal Facilities, the Encoal Stock, the NuCoal Membership Interests, the LFC Property and the Partnership Interest shall be transferred free and clear of all liens and encumbrances, except as specifically described in this in the Agreement.

               5.1.15 Exclusion of Representations and Warranties: Relationship Between the Parties. It is the explicit intent and understanding of the parties hereto that none of the parties nor any of their respective affiliates, representatives, advisors or agents is making any representation or warranty whatsoever, oral or written, express or implied, other than those set forth in this Agreement and none of the parties is relying on any statement, representation or warranty, oral or written, express or implied, made by any other party or such other party's affiliates, representatives, advisors or agents, except for the express representations and warranties expressly set forth in this Agreement. EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, THE SELLERS EXPRESSLY DISCLAIM ANY IMPLIED WARRANTY OR REPRESENTATION AS TO CONDITION, MERCHANTABILITY OR SUITABILITY AS TO ANY OF THE ASSETS OR LIABILITIES OF ENCOAL, NUCOAL, TEK-KOL, THE LFC PROPERTY, OR THE ENCOAL FACILITIES AND, EXCEPT AS OTHERWISE SPECIFICALLY SET FORTH IN THIS AGREEMENT, IT IS UNDERSTOOD THAT SGI TAKES SUCH ASSETS "AS IS", "WHERE IS", AND "WITH ALL FAULTS". WITHOUT LIMITING THE GENERALITY OF, AND IN FURTHERANCE OF, THE IMMEDIATELY PRECEDING SENTENCES, SGI ACKNOWLEDGES THAT SELLERS MAKE NO REPRESENTATIONS OR WARRANTIES TO SGI REGARDING ANY PROFITS, FORECASTS, PROJECTIONS, ESTIMATES, BUSINESS PLANS OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO SGI OR ITS AFFILIATES, REPRESENTATIVES, ADVISORS OR AGENTS WITH RESPECT TO FUTURE REVENUES, PROFITS, EXPENSES OR EXPENDITURES, FUTURE RESULTS OF OPERATIONS (OR ANY COMPONENT THEREOF), FUTURE CASH FLOWS OR FUTURE FINANCIAL CONDITION (OR ANY COMPONENT THEREOF) OF ENCOAL, NUCOAL, TEK-KOL, THE LFC PROPERTY, OR THE ENCOAL FACILITIES. THE PARTIES HERETO AGREE THAT THIS IS AN ARM'S-LENGTH TRANSACTION IN WHICH THE PARTIES' UNDERTAKINGS AND OBLIGATIONS ARE LIMITED TO THE PERFORMANCE OF THEIR OBLIGATIONS UNDER THIS AGREEMENT. SGI ACKNOWLEDGES THAT IT IS A SOPHISTICATED INVESTOR, THAT IT HAS UNDERTAKEN, AND THAT SELLER HAS GIVEN SGI SUCH OPPORTUNITIES AS SGI HAS REQUESTED TO UNDERTAKE, A FULL INVESTIGATION OF ENCOAL, NUCOAL, TEK-KOL, INCLUDING THE LFC PROPERTY AND THE ENCOAL FACILITIES, THE CONTRACTS, PERMITS, LICENSES, DATA AND INFORMATION, PREMISES, PROPERTIES, FACILITIES, BOOKS, RECORDS, LIABILITIES, OBLIGATIONS, AND ASSETS OF EACH OF THE FOREGOING, AND THAT IT HAS ONLY A CONTRACTUAL RELATIONSHIP WITH SELLERS, BASED SOLELY ON THE

     TERMS OF THIS AGREEMENT, AND THAT THERE IS NO SPECIAL RELATIONSHIP OF TRUST OR RELIANCE BETWEEN SGI AND SELLERS.

          5.2 SGI represents, covenants, and warrants as follows:

               5.2.1 Incorporation. SGI is incorporated, and authorized to do business, under the laws of the state of Utah and is qualified to do business in the state of California, and is in good standing in Utah and California.

               5.2.2 Restrictions. SGI is not a party to any contract or agreement, and is not subject to any restrictions, which would preclude it from executing, delivering or performing this Agreement or consummating the transactions contemplated by this Agreement. The execution, delivery and performance by SGI of this Agreement and the consummation of the transactions contemplated hereby will not result in any conflict with its Articles of Incorporation or Bylaws.

               5.2.3 Authority. SGI has the corporate power and authority to carry on its business as currently conducted. SGI has all requisite power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance by SGI of this Agreement has been duly authorized by the directors of SGI, which constitutes all necessary action on the part of SGI for such authorization. This Agreement has been duly executed and delivered by SGI and, assuming valid execution and delivery by the Sellers, constitutes the valid and binding obligation of SGI, enforceable against SGI in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting the enforcement of creditor's rights or by general equitable principles. Each of the parties hereto represents and warrants that the person signing on its behalf has been authorized by all appropriate corporate actions to execute this Agreement.

               5.2.4 No Litigation. There is no Proceeding existing, pending or, to the knowledge of SGI, threatened against or affecting SGI with respect to or which would adversely affect the transactions contemplated by this Agreement or any action to be taken by SGI pursuant to or in connection with this Agreement.

               5.2.5 Disclosure. Neither SGI nor its authorized representatives (including without limitation its non-employee consultants) has knowledge of any fact, event or circumstance which constitutes (or would constitute) or indicates (or would indicate) a breach of any representation, warranty or covenants made by Sellers in this Agreement.

               5.2.6 Hart-Scott-Rodino. The parties have determined that a Hart-Scott-Rodino Act filing with the Federal Trade Commission and the

     Antitrust Division of the U.S. Department of Justice are not necessary for the consummation of the transactions contemplated hereby.

    6. INTERIM OPERATIONS: ADDITIONAL COVENANTS OF SELLERS. Encoal and NuCoal will not enter into any transactions prior to the Closing Date, other than in the ordinary course of business, except for matters being negotiated with Triton LLC with respect to bonding and other terms or requirements under the Encoal Use Agreement. Sellers will take such actions as are necessary to insure that Encoal and NuCoal will not enter into any transactions as described in this Section 6, and in particular neither Encoal nor NuCoal will do any of the following from and after the Effective Date until the Closing Date, without the prior written consent of SGI:

          6.1 Indebtedness. Create or incur any indebtedness other than unsecured current liabilities incurred in the ordinary course of business;

          6.2 Encumbrances. Grant or permit to arise any mortgage, deed of trust, security interest, lien, or encumbrance of any kind, excluding taxes not yet due and payable, against the property of Encoal or NuCoal;

          6.3 Disposition. Sell or otherwise dispose of any of the assets of Encoal or NuCoal other than merchandise or inventory sold in the ordinary course of business;

          6.4 Dividends. Declare or pay any dividends or repurchase or redeem any of the Encoal Stock or the NuCoal Membership Interests or establish a sinking fund or other reserve for such purpose; 6.5 Share issuance. Issue, sell, or grant options for the sale of any of Encoal's shares or NuCoal's Membership Interests, whether or not previously authorized or issued;

          6.5 Share Iissuance. Issue, sell, or grant options for the sale of any of Encoal or NuCoal other than merchandise or inventory sold in the ordinary course of business;

          6.6 Expenditures. Expend any funds for capital additions or improvements to the Encoal Facilities, other than ordinary expenditures for maintenance, repairs, replacements, and other costs pursuant to the Encoal Use Agreement;

          6.7 Acquisitions. Acquire any interest in any other business enterprise, whether for cash or in exchange for the stock or other securities of Encoal or NuCoal;

          6.8 Compensation. Increase the compensation paid to any of Encoal's or NuCoal's officers or directors above the levels paid as of the Effective Date, or agree to any of its officers or employees receiving any bonus, severance pay, or pension, whether under an existing compensation or deferred compensation plan, or otherwise, except for the 20% Retention Bonus established for the Encoal employees on or about September 2, 1999.

     7. POST CLOSING OPERATIONS: ADDITIONAL COVENANTS OF SGI.

          7.1 From the date of Closing until SGI has satisfied its obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e), SGI may not
operate, test, run, dismantle, alter or otherwise modify the Encoal Facilities.

          7.2 From the date of Closing until SGI has satisfied its obligations under Sections 3.1.2(d) and 3.1.2(e) and Bluegrass has satisfied its obligations under Sections 3.3, SGI shall be liable for all reasonable and necessary costs and expenses related to the Encoal Facilities, including but not limited to maintenance, utilities and insurance. Bluegrass shall submit an invoice to SGI on a monthly basis for all such expenses and costs related to the Encoal Facilities Bluegrass has incurred over the preceding month. SGI shall pay each invoice within five (5) calendar days of its receipt. If payment is not made by SGI pursuant to this Section 7.2, then SGI shall have seven (7) calendar days to make such payment from the date SGI receives written notice of nonpayment by Bluegrass.

          7.3 From the date of Closing until SGI satisfies its obligations under Sections 3.1.2(d) and 3.1.2(e), SGI, as an independent contractor, shall have the limited right of access to and obligation to access the Encoal Facilities for the exclusive purposes of maintaining and securing the Facilities. Should Sections 3.1.2(d) and 3.1.2(e) not be satisfied by March 31, 2000, Bluegrass shall have the right to terminate SGI's right of access under this Section 7.3 upon written notification.

          7.4 Upon the date of Closing, Bluegrass shall terminate all employees of Encoal Corporation (the "Employees") and SGI shall offer employment to all the Employees pursuant to the terms and conditions of this Agreement.

     8. INVESTMENT INTENT. SGI represents that the Encoal Stock, the Membership Interests and the Partnership Interest being acquired by it under this Agreement are being acquired for SGI's own account for investment purposes only, and not with a view to reselling the same, distributing, or dividing participation therein with others, and further, that there is no present intent to resell or otherwise dispose of all or any part of the Encoal Stock, the Membership Interests, or the Partnership Interest. SGI understands and acknowledges that the offer and sale of the Encoal Stock, the Membership Interests, and the Partnership Interest as contemplated by this Agreement have not been registered under the Securities Act of 1933, as amended, and the rules, regulations and forms promulgated thereunder, any state "Blue Sky" law, or any other applicable regulation, and that any subsequent transfer or offer to transfer by SGI or any representative thereof of the Encoal Stock, the Membership Interests, or the Partnership Interest, or any part thereof, is subject to registration requirements or other restrictions arising under such laws and regulations in the absence of an available exemption therefrom. The certificates representing the Encoal Stock to be delivered at Closing shall carry a restrictive legend to such effect.

     9. COVENANTS. SGI and Sellers each covenant and agree as indicated below:

          9.1 Approvals. SGI shall promptly apply for and diligently pursue all consents, authorizations and approvals from governmental authorities and third parties as shall be necessary or appropriate to permit the consummation of the transactions contemplated by this Agreement, and the parties shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions set forth in Section 4, as applicable to each party, to effect the consummation of the transactions contemplated by this Agreement; provided however, neither party shall be required to pay any material remuneration to any third party in exchange for such third party's consent or approval, or to file any lawsuit or other action to obtain such consent or approval.

          9.2 Records. As used herein, (a) "Taxes" or "Tax" shall mean all taxes, charges, fees, duties, levies or other assessments imposed by any federal, state, local or foreign government or any agency or political subdivision thereof, including without limitation income, gross receipts, net proceeds, license, payroll, employment, excise, severance, stamp, business, occupation, premium, windfall profits, environmental, mineral, customs, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, ad valorem, transfer, registration, value added, alternative, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto; and (b) "Tax Returns" shall mean all federal, state, local and foreign returns, declarations, claims for refunds, forms, statements, reports, schedules, and information returns or statements, and any amendments thereof required to be filed with any Tax authority.

          With respect to the books and records of Encoal, NuCoal and TEK-KOL relating to matters prior to the Closing Date, SGI shall retain copies of all Tax Returns, related schedules and work papers, and all material records and other documents relating thereto existing on the date hereof or created through or with respect to taxable periods ending on or before or including the Closing Date, until six (6) months after the expiration of the statute of limitations (including extensions) of the taxable years to which such Tax Returns and other documents relate; and SGI shall cause any person to whom it may sell or otherwise transfer Encoal or NuCoal (or a significant portion of the assets of Encoal or NuCoal) to agree to be bound by the provisions of this Section 9.2 by written acknowledgment delivered to Sellers prior to such sale or transfer.

          SGI and Sellers shall use all reasonable efforts to cooperate with each other and their respective representatives, in a prompt and timely manner, in conjunction with any inquiry, audit, examination, investigation, dispute or litigation involving any Tax Return relating to Encoal, NuCoal or TEK-KOL filed or required to be filed by or for such entities for any taxable period beginning before the Closing Date, and relating to any Taxes. Such cooperation shall include, but not be limited to, making available to Sellers or SGI, as the case may be, during normal business hours, and within ten (10) days of any reasonable request therefor, all books, records and information, and the reasonable assistance of all officers and employees, reasonably required in connection with any tax inquiry, audit, examination, investigation, dispute, litigation or any other matter.

          9.3 Tax Returns.

               9.3.1 Pre-Closing Period. Sellers will prepare and file or cause to be prepared and filed all Tax Returns relating to Taxes for Encoal and NuCoal required to be filed for any taxable period that ends on or before the Closing Date ("Pre-Closing Tax Period"). Sellers will pay or cause to be paid all Taxes required to be paid with respect to any Pre-Closing Tax Period. If required by applicable law, Sellers will deliver to SGI for signing and filing any Tax Returns relating to income tax of Encoal or NuCoal with respect to any Pre-Closing Tax Period (including any short or stub period) that have not been filed prior to the Closing Date. Sellers will pay all Taxes required to be paid with respect to such Tax Returns for any Pre-Closing Tax Period.

               9.3.2 Post-Closing Period. SGI will prepare and file or cause to be prepared and filed all Tax Returns for Encoal or NuCoal that are required to be filed for all Tax periods which begin on and continue after the Closing Date. SGI will pay or cause to be paid all Taxes required to be paid with respect to such Tax Returns.

               With respect to any Tax period that would otherwise include but not end on the Closing Date, to the extent permissible pursuant to applicable law, Sellers will, and SGI will cause Encoal or NuCoal to:
     (a) take all steps which are or may be reasonably necessary, including, without limitation, the filing of elections or returns with applicable Tax authorities, to cause such period to end on the Closing Date; or (b) if clause (a) is inapplicable, to the extent permitted by applicable law, report the operations of Encoal or NuCoal only for the portion of such period ending on or immediately before the Closing Date in a combined, consolidated, or unitary Tax Return filed by Sellers, notwithstanding that such Tax period does not end on the Closing Date. If clause (b) applies to a Tax period of Encoal or NuCoal, the portion of such Tax period included in such return filed by Sellers will be treated as a Pre-Closing Tax Period described in Section 9.3.1; provided, however, that SGI shall be responsible for filing all Tax Returns with respect to all such straddle periods. If neither clause (a) nor (b) is applicable, then SGI and Encoal and NuCoal shall prepare and file the appropriate Tax Returns, SGI shall pay any Taxes with respect thereto, and Sellers shall reimburse SGI for the portion of any income Taxes shown as due and payable thereon that relate to the portion of such straddle period that ends on the Closing Date.

               9.3.3 Cooperation. To assist Sellers in the preparation of all Tax Returns that Sellers are required to prepare pursuant to this
     Section 9.3, SGI will prepare and deliver, or cause Encoal or NuCoal to prepare and deliver, Sellers' standard Federal and state tax return data gathering packages relating to Encoal or NuCoal not later than thirty (30) days following receipt of such packages from Sellers (or sooner, to the extent practicable). In addition to providing such packages, SGI will promptly provide or cause to be provided to Sellers such other information as Sellers may reasonably request (including access to books, records and personnel) in order for the operations of Encoal or NuCoal to be properly reported in such Tax Returns, for the preparation for any Tax audit, or for the prosecution or defense of any claim, suit or proceeding relating to Taxes.

               9.3.4 Credits and Adjustments. SGI will pay or cause to be paid to Sellers all refunds, off-sets or credits (including any interest thereon) of Taxes attributable to Taxes paid by Sellers, Encoal or NuCoal with respect to any Pre-Closing Tax Period. Sellers will pay or cause to be paid to SGI all refunds, offsets or credits of Taxes (including any interest thereon) received by Sellers after the Closing Date and attributable to Taxes paid by SGI that accrued with respect to a period after the Closing Date. Such payment will be made to Seller or SGI, as the case may be, within ten (10) days after receipt of any such refund from or allowance of such credit by the relevant Tax authority.

               In the event any adjustment is made or proposed by a Taxing authority with respect to any Tax subject to this Section 9.3, the person ultimately responsible for paying any additional Tax (the "Controlling Party"), shall have the right to contest, litigate, compromise and settle such tax contest with respect thereto. The Controlling Party shall keep the other party fully informed as to all significant matters relating to such tax contest and shall permit the other party and counsel of its choice to participate in any such contest, litigation, compromise or settlement of any adjustment in such tax contest. All costs, including legal and accounting expenses, of any tax contest are to be borne by the party incurring such costs.

          9.4 Insurance.

               9.4.1 Termination of Bluegrass' Insurance. The parties agree that all risk of loss concerning the ownership or operation of Encoal, NuCoal, TEK-KOL, the Encoal Use Agreement, the DOE Agreement, the LFC Property and/or the Encoal Facilities rests with Bluegrass, Americoal, and WCT, respectively from the Effective Date through Closing and that all risk of loss concerning the ownership or operation of NuCoal, TEK-KOL and the LFC Property rests with SGI from the Closing Date forward, unless otherwise provided for in this Agreement. The risk of loss concerning the ownership or operation of Encoal, the Encoal Use Agreement and the Encoal Facilities shall rest with SGI upon SGI's satisfaction of Section 3.1.2(d) and 3.1.2(e). The risk of loss concerning the ownership or operation of the DOE Agreement shall rest with SGI upon SGI's satisfaction of the obligations under Section 3.1.2(b).

               9.4.2 Post Closing Insurance Requirements. As of the Closing Date and thereafter as provided for in Section 9.4.1, SGI shall be responsible for obtaining and maintaining, where applicable and at its sole cost and expense, any and all insurance policies and coverages with respect to Encoal, NuCoal, TEK-KOL and their respective assets, properties, operations and liabilities. From the date of Closing or such other time as set forth in Section 9.4.1 through the date that SGI satisfies its obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c),

     3.1.2(d) and 3.1.2(e), SGI shall maintain the following (minimum) insurance coverage:

                    9.4.2.1 Workers Compensation. Workers' Compensation insurance shall be provided as required by applicable Wyoming and federal law or regulation.

                    9.4.2.2 Employer's Liability. Employer's Liability insurance shall be provided in amounts not less than:
                    (a) $1,000,000 each accident for bodily injury by accident;
                    (b)  $1,000,000 policy limit for bodily injury by disease;
                         and
                    (c)  $1,000,000 each employee for bodily injury by disease.

                    9.4.2.3 General Liability. SGI shall carry Commercial General Liability insurance covering all operations by or on behalf of Encoal, NuCoal and TEK-KOL providing insurance for bodily injury liability and property damage liability for the limits of liability indicated below and including coverage for:
                    (a)  premises and operations;
                    (b)  products and completed operations;
                    (c) contractual liability insuring the obligations assumed by SGI in this Agreement, but only to the extent that such obligations are customarily insurable under a Commercial General Liability policy, providing contractual liability coverage extensions;
                    (d) broad form property damage (including completed operations);
                    (e) explosion, collapse and underground hazards; and
                    (f) personal injury liability.

                         9.4.2.3.1 Restrictions. The Commercial General
               Liability Policy shall not include a mining limitation endorsement without the prior written consent of Sellers. Such consent shall not be unreasonably withheld subject to a review of exposure to Seller should approval be granted.

                         9.4.2.3.2 Limits of Liability. SGI agrees to carry a
               Commercial General Liability policy, the limits of liability shall be not less than:
                         (a) $1,000,000 each occurrence (combined single limit);
                         (b) $1,000,000 for personal injury and advertising injury;
                         (c)  $1,000,000 products completed operations; and
                         (d) $2,000,000 general policy aggregate.

                         9.4.2.3.3 Additional Insureds. Sellers shall be named
               as additional insureds by endorsement unless a blanket additional insured endorsement has been added to the Commercial General Liability policy. Additional Insured coverage shall be disclosed on a Certificate of Commercial General Liability Insurance and such certificate shall be provided to Sellers no later than the Date of Closing.

                    9.4.2.4 Umbrella Policy. SGI agrees to carry a Commercial Umbrella Liability policy, the limits of said policy shall not be less than $20,000,000 per occurrence, or per accident, and annual aggregate. The umbrella policy shall not contain a mining limitation endorsement and must not exclude coverage for employer's liability unless prior approved by Seller. Such approval shall not be unreasonably withheld subject to a review of exposure to Seller should approval be granted.

                    9.4.2.5 Property (Including Business Interruption). SGI shall carry property insurance policies that provide coverage for direct physical loss or damage to the Encoal Facilities, resulting from "all risks" or "all perils" (except for customarily excluded risks or perils). The property policy limits shall not be less than $50,000,000 per loss, per location, subject to certain sub-limits, per the attachments to this Agreement. Flood and earthquake limits may be aggregated at $2,000,000 annually. The property insurance policy shall be endorsed to provide gross earnings business interruption insurance with limits of not less than $5,100,000 annually. It is agreed that any business interruption claim will be adjusted by insurers based on the actual loss sustained and will be subject to the business interruption and combined loss total policy limit. The property policy shall be written on a replacement cost valuation basis for all surface real and personal property other than mobile equipment and on an actual cash value (replacement cost less physical depreciation) basis for all mobile equipment. The deductibles applying to the property policy shall not be greater than $10,000 per loss for real and personal property including mobile equipment, but excluding flood and earthquake coverage where the deductible shall not be greater than $250,000 per loss, and the deductible for business interruption shall not exceed fourteen (14) days without prior written consent of the Sellers. Sellers shall be named as loss payee as respects damage to any property loss claim settlement but only as respects damage to property of Seller used by, furnished to, loaned to, or leased by SGI under this agreement.

                    9.4.2.6 Automobile Liability. SGI shall carry automobile liability insurance, including coverage for all owned, hired and non-owned automobiles operated by SGI in connection with all operation by or on behalf of Encoal, NuCoal and TEK-KOL. The limits of liability shall
     be not less than $1,000,000 combined single limit per accident.   SGI
     shall cause the automobile liability policy to be endorsed with an auto contractual liability endorsement.

                    9.4.2.7 Third Party Pollution Liability. SGI shall acquire and maintain as of the Closing Date, a third party sudden and accidental pollution liability policy providing for seven (7) day pollution incident discovery and twenty-one (21) day pollution incident reporting to insurers. Limits of $1,000,000 per occurrence and annual aggregate, which may be accomplished through a combination of primary and excess or umbrella policies and/or as a stand alone insurance contract(s) or as an endorsement to the SGI Commercial General Liability Policy, shall be maintained.

                    9.4.2.8 General Terms. The following terms and conditions are applicable to all insurance coverage provided under this Section 9.4, except as otherwise stated herein:
                    (a) SGI shall provide Bluegrass with a certificate of insurance for all policies at or prior to Closing, and annually thereafter. Bluegrass reserves the right to require (after issuance by insurer(s) and subject to reasonable advance notice) complete copies of all policies required in this Agreement.
                    (b) Certificates of Insurance shall state that Bluegrass will be given thirty (30) days notice of cancellation, non-renewal or material change, but only if that material change serves to reduce coverage below that required in this Section 9.4.
                    (c) All policies of insurance required in this Section 9.4, other than worker's compensation (but only if SGI's worker's compensation insurer refuses to endorse their policy), shall contain a waiver of subrogation provision in favor of Sellers. This requirement may be satisfied through a Blanket Waiver of Subrogation provision.
                    (d) All Insurers providing the required coverage shall hold an "A VII" or higher financial rating by the most current edition of the A.M. Best's Property and Casualty Insurer Rating Guide.
                    (e) Failure of Bluegrass to enforce in a timely manner any of the provisions of this Section 9.4 shall not act as a waiver to enforcement of any of these provisions at a later date.

          9.5 Liabilities. SGI hereby acknowledges and agrees that Sellers shall have no obligations or liabilities (including without limitation any loss, damage, injury or death, whether known or unknown, asserted or unasserted, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, whether due or to become due, regardless of when asserted or arising) (collectively, "Liabilities") for or with respect to Encoal, NuCoal or TEK-KOL, whether accruing prior to, on, or after the Closing, and SGI shall indemnify, defend and hold harmless Sellers from and against, and pay and reimburse Sellers for, all such Liabilities to the extent Sellers or any of their respective affiliates shall become liable therefor or any party shall have alleged that Sellers or any of their respective affiliates is liable therefor.

          9.6 Quarterly Statements. SGI shall provide to Sellers within forty-five (45) days after the end of each fiscal quarter, its quarterly unaudited balance sheet and income statements until all obligations of SGI under this Agreement have been paid or satisfied in full. SGI's obligation under this Section 9.6 shall continue until SGI has satisfied the obligations under Sections 3.1.1(b) and 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          9.7 Dividends and Distributions. Encoal, NuCoal, TEK-KOL, and their successors and assigns shall not, and shall cause their respective officers and directors not to declare or make any dividend or distribution until SGI has satisfied the obligations under Sections 3.1.1(b), 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          9.8 Limitation on Salary. Following Closing, the aggregate annual consideration (including all fees, compensation, salary, bonuses and other payments), that Encoal, NuCoal, TEK-KOL, and their successors and assigns pay to their officers and directors shall not exceed Seven Hundred Fifty Thousand Dollars ($750,000.00) in the aggregate, until SGI has satisfied the obligations under Sections 3.1.1(b) and 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and
3.1.2(e). To the extent the aggregate annual consideration paid to the officers and directors of Encoal, NuCoal, TEK-KOL, and their successors and assigns in any one calendar year exceeds Seven Hundred Fifty Thousand Dollars ($750,000.00) ("Excess Consideration"), SGI shall pay Bluegrass an amount equal to the Excess Consideration on December 15 in the same calendar year as the Excess Consideration accrued. Any payment made to Bluegrass under this Section
9.8 shall be considered an acceleration of the Note and shall reduce SGI's obligation to Bluegrass under Section 3.1.1(c) by a like amount.

          9.9 Employment Contracts. Encoal, NuCoal, TEK-KOL, and their successors and assigns shall not, and shall cause their respective officers and directors not to make or enter into, either for themselves or others, any contract, agreement or other arrangement of any kind with respect to any employee, independent contractor, leased employee or other laborer, until SGI has satisfied the obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          9.10 Limitation on Loans. Encoal, NuCoal, TEK-KOL, and their successors and assigns shall not, and shall cause their respective officers and directors not to make any loans to any officer or director, or any affiliate of Encoal, NuCoal, TEK-KOL, their successors and assigns, SGI or any of their affiliates, until SGI has satisfied the obligations under Sections 3.1.1(b) and 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          9.11 Limitation of Sale of Equity Interest. SGI shall not transfer any equity interest it owns in Encoal, NuCoal, TEK-KOL, and their successors and assigns unless SGI delivers to Sellers a release (in form substantially similar to Exhibit 3.3 of the Original Acquisition Agreement) of Sellers, AEI, WCT and their subsidiaries and affiliates, which release has been executed by such transferee. SGI's obligation under this Section 9.11 shall continue until SGI has satisfied the obligations under Sections 3.1.1(b) and 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          9.12 Encoal Use Agreement. SGI shall not modify or amend the Encoal Use Agreement assigned to it except as set forth in Section 3.1.2(d)(i) until SGI has satisfied the obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          9.13 Conduct of Business. Encoal, NuCoal, TEK-KOL, and their successors and assigns shall not, and shall cause their respective officers, directors, employees and agents to not enter into any agreement, arrangement, transaction or other business with any person or entity other than on an arm's length basis in the ordinary course of business and on terms and conditions that are no less favorable in any respect than the terms and conditions that are reasonably obtainable at the time with a person or entity on an arm's length transaction in the ordinary course of business, until all of SGI's obligations of SGI under this Agreement have been paid or satisfied in full. SGI's obligation under this Section 9.13 shall continue until SGI has satisfied the obligations under Sections 3.1.1(b) and 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e).

          9.14 Further Assurances. From time to time, each of the parties hereto will, at their own cost and expense, execute and deliver such further instruments and will take such other actions as SGI or Sellers, as the case may be, may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof.

     10. DUE DILIGENCE. SGI acknowledges that it has completed its Due Diligence pursuant to the terms of Section 9 of the Original Acquisition Agreement.

     11. TERMINATION.

          11.1 If this Agreement is terminated pursuant to Article 2, the parties agree to proceed with dissolution of TEK-KOL and liquidation of its assets pursuant to the TEK-KOL Partnership Agreement and applicable law.

          11.2 If, for any reason set forth herein (including without limitation, a termination of this Agreement pursuant to Article 2) this Agreement is terminated:

               (a) Workforce Maintenance. Neither Bluegrass nor any of its subsidiaries or affiliates shall have any obligation to retain or hire any Encoal, NuCoal, or other employees, independent contractors, or consultants, including, without limitation, any such persons in connection with the operation of the Encoal Facilities.

               (b) Dismantling of the Facility. Bluegrass shall, in its sole and absolute discretion, have the unconditional right to dismantle, demolish, relocate, decommission and remove, partially or completely, the Encoal Facilities or otherwise operate and/or dispose of the Encoal Facilities.

               (c) Release from Liability.

                    (i) SGI waives, releases and covenants not to sue Sellers or any of their subsidiaries or affiliates with respect to any and all claims, liabilities and obligations of any kind or nature relating to Encoal, NuCoal, TEK-KOL, the LFC Property, the Encoal Facilities, the Encoal Use Agreement, the DOE Agreement and/or pursuant to the License to SMC from TEK-KOL dated September 30, 1989, which may have arisen on or before Closing.

                    (ii) The parties have executed a Release in the form contemplated by Section 3.3 of the Original Acquisition Agreement, which includes each of Sellers' and SGI's waiver, release and covenant not to sue the other, or their respective affiliates, directors, officers, employees, or agents, with respect to any disposition of the Encoal Facilities by Sellers, in the event this Agreement is terminated, including without limitation any expansion, improvement, refinement, redesign, refitting, demolition, dismantlement, and/or relocation of all or any part of the Encoal Facilities (the "Termination Release"). The copy of the Termination Release is attached as Exhibit 11 hereto. Duplicate originals of the Termination Release have been deposited by the parties into an escrow account with the Escrow Agent identified in Exhibit 11. Such Termination Releases shall be released by the Escrow Agent to the respective parties (one original to SGI and one original to Sellers) upon the written certification by either SGI or Sellers to the Escrow Agent that this Agreement has terminated. The parties shall share equally the fees of the Escrow Agent. The use of the term "Acquisition Agreement" in the Termination Release, for purposes of the Termination Release and Section 11 of this Agreement, shall refer to the Original Acquisition Agreement and this Agreement collectively and written certification by either SGI or Sellers to the Escrow Agent that this Agreement has terminated shall also constitute notice to the Escrow Agent of the termination of Original Acquisition Agreement.

               (d) Limitation on SGI's Remedies. SHOULD SGI CONTEST OR DISPUTE THE RIGHTS AVAILABLE TO BLUEGRASS TO TERMINATE THIS AGREEMENT, SGI MAY ONLY SEEK MONETARY DAMAGES BASED UPON A BREACH OF THIS AGREEMENT, WITH SUCH DISPUTE BEING GOVERNED BY SECTION 20 OF THIS AGREEMENT. SGI SHALL UNDER NO CIRCUMSTANCES BE ENTITLED TO, AND SGI SPECIFICALLY WAIVES, RELEASES AND COVENANTS NOT TO EXERCISE ANY RIGHTS IT MAY HAVE TO, ANY EQUITABLE RELIEF FOR VIOLATION OF THE TERMINATION PROVISION OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, AN INJUNCTION AGAINST BLUEGRASS

     FROM EXERCISING ANY OF THE RIGHTS SET FORTH IN THIS AGREEMENT UPON TERMINATION.

               (e) Termination of Officers and Directors. All directors and officers of Encoal and managers of NuCoal, requested by Bluegrass in writing to do so, shall have tendered their resignations as of the date this Agreement is terminated.

          11.3 Upon any termination of this Agreement, the parties shall have no further liability or obligation to each other arising out of this Agreement except as set forth below:

               (a) Purchase Price Promissory Note. The obligations of SGI under the Purchase Price Promissory Note shall be due and owing despite the termination of this Agreement unless the Agreement is terminated pursuant to Article 2.

               (b) Employee Reimbursement Note. If this Agreement is terminated pursuant to this Agreement for any reason other than
     Article 2, then the Employee Reimbursement Note shall survive the termination and SGI shall be liable for the full amount of the unpaid Employee Reimbursement funds set forth in Section 3.1.2(a) of this Agreement, which shall be due and owing on March 31, 2000. If this Agreement is terminated pursuant to Article 2, then SGI shall be liable for the full amount of the Employee Reimbursement funds set forth in Section 3.1.2(a) of this Agreement, which shall be due and owing on or before March 31, 2000 and shall be represented by a note in a form provided by Bluegrass similar to Exhibit 3.1F, which shall be executed within five (5) calendar days of the date of termination.

               (c) LFC Royalty Agreement. The obligations of SGI under the LFC Royalty Agreement shall be due and owing despite the termination of this Agreement, unless this Agreement is terminated pursuant to
     Article 2.

     12. RETURN OF MATERIALS. In the event that the Agreement is terminated in accordance with the terms herein, then each party shall return to the other party all documents and materials obtained from the other. Further, each party shall cause its employees and agents to sign confidentiality agreements relative to the information discovered in performing the due diligence.

     13. RESCISSION.

          13.1 If SGI fails to satisfy its obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d), 3.1.2(e) and 7.2 by the dates specified in this
Agreement or (i) applies for or consents to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) makes a general assignment for the benefit of its creditors, (iii) commences or consents to any insolvency proceeding, (iv) files a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fails to controvert within 30 days or in a timely manner, or acquiesces in writing to, any petition filed against it in an involuntary insolvency proceeding, or (vi) takes any corporate action for the purpose of effecting any of the foregoing after the Closing Date but before SGI's obligations under Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e) have been satisfied, then Sellers in their sole and absolute discretion shall have the right, but not the obligation, to exercise any or all of the following options:

          (a) Terminate this Agreement and exercise any of their rights upon termination of this Agreement, including without limitation, Sellers' rights set forth in Article 11 of this Agreement;

          (b) Take exclusive possession of the Encoal Facilities or any portion thereof, remove the Bill of Sale from escrow, in accordance with
     Article 14 of this Agreement, and terminate such Bill of Sale and instruct SGI to assign or transfer any or all rights of ownership free and clear of any liens or encumbrances (other than those in favor of Bluegrass, its subsidiaries or affiliates) or any claims by SGI. SGI agrees to comply with such request(s) within five business days after receiving such request(s).

          (c) Take exclusive possession of the assignment of the TEK-KOL tangible Property from escrow and terminate it. SGI agrees to comply with such request(s) within five business days after receiving such request(s).

          (d) Access the Encoal Facilities for the purposes of completing, maintaining, repairing, operating and/or removing the Encoal Facilities.

          (e) Retain exclusive possession and ownership of the certificate representing the interests in Encoal being transferred from the Sellers to SGI, and terminate their assignment to SGI. Bluegrass can also reacquire the NuCoal Membership Interests being transferred to SGI pursuant to
     Section 3.2.2 and secured by SGI's pledge of NuCoal's Membership Interests pursuant to Section 3.1.1(d) if this Agreement is terminated pursuant to this Article 13 and SGI fails to satisfy the obligation under Section 3.1.2(a). If Bluegrass elects to reacquire the Encoal Stock or the NuCoal Membership Interests, then SGI must terminate all, or any portion thereof, of the employees of Encoal and/or NuCoal, unless otherwise requested by Bluegrass.

     13.2 SHOULD SGI CONTEST OR DISPUTE THE RIGHTS AVAILABLE TO BLUEGRASS FOR RESCISSION OF THIS AGREEMENT UNDER THIS SECTION 13, THE ONLY POTENTIAL REMEDY AVAILABLE TO SGI IS FOR MONETARY DAMAGES BASED UPON A BREACH OF THIS AGREEMENT, WITH SUCH DISPUTE BEING GOVERNED BY SECTION 20 OF THIS AGREEMENT. SGI SHALL UNDER NO CIRCUMSTANCES BE ENTITLED TO AND SPECIFICALLY WAIVES, RELEASES AND COVENANTS NOT TO EXERCISE ANY RIGHTS IT MAY HAVE TO ANY EQUITABLE RELIEF FOR

VIOLATION OF THIS SECTION, INCLUDING BUT NOT LIMITED AN INJUNCTION AGAINST BLUEGRASS FROM EXERCISING ANY OF THE RIGHTS SET FORTH IN THIS SECTION 13.

     14. ESCROW. Pursuant to this Agreement, SGI and Sellers agree that Exhibits 3.1F and 3.1G and certain exhibits and documents as set forth in Sections 3.1.1(f), 3.2.2, 3.2.4 and 3.3 shall be held in escrow (collectively, the "Documents") pending certain deliveries to Bluegrass. With respect to each such Document held in escrow, SGI and Sellers agree as follows:

          14.1 Delivery. The parties shall execute and deposit two originals of the Document into an escrow account ("Escrow Account") with the First American Title Company, Cheyenne, Wyoming (the "Escrow Agent").

          14.2 Release.

               (a) To Sellers. The Assignment of Contracts set forth in Section 3.1.1(g), the bills of sale set forth in Sections 3.2.4 and 3.3, and one original of the Termination Release set forth in Section 11.2(c)(ii) of this Agreement shall be released by the Escrow Agent to the Sellers immediately upon the written certification by the Sellers to the Escrow Agent that the Agreement has terminated or that SGI has failed to satisfy its obligations under any or all of Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e) by the dates specified in this Agreement. Such written certification need not state the reason for or circumstances surrounding termination or failure, but need state only that the Agreement has terminated or the failure has occurred.

               (b) To SGI. One original of the Termination Release set forth in
     Section 11.2(c)(ii) of this Agreement and the Documents shall be released by the Escrow Agent to SGI immediately upon the written certification by SGI to the Escrow Agent that SGI has satisfied its obligations under all of Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e) and by the
     dates specified in this Agreement. Such written certification need not state the circumstances surrounding satisfaction, but need state only that the Sections 3.1.2(a), 3.1.2(b), 3.1.2(c), 3.1.2(d) and 3.1.2(e) have been satisfied.

          14.3 Fees. The parties shall share equally the fees of the Escrow
Agent.

          14.4 Escrow Instructions. The following general provisions shall govern the Escrow Agent and the Escrow Account:

               14.4.1 The Escrow Agent shall have no duty to know or determine the performance or non-performance of any provision of any agreement between the parties hereto, and any agreement deposited with the Escrow Agent shall not bind said Escrow Agent in any manner. The Escrow Agent assumes no responsibility for the validity or sufficiency of any documents or papers deposited or called for hereunder except as may be expressly and specifically set forth in these instructions in clear and unambiguous language, and the duties and responsibilities of the Escrow Agent are limited to those expressly and specifically stated in these instructions in such language.

               14.4.2 The Escrow Agent shall not be in any manner liable or responsible for the sufficiency, correctness, genuineness, or validity of any instrument deposited with it, or with reference to the form of execution thereof and shall not be liable for any loss which may occur for any reason except gross negligence or willful misconduct of such Escrow Agent.

               14.4.3 No notice, demand or change of instruction, except as herein otherwise provided, shall be of any effect in this escrow or to the Escrow Agent, unless given in writing by all parties affected thereby.

               14.4.4 These instructions may be supplemented, altered, amended, modified or revoked by writing only, signed by all of the parties hereto, and approved by the Escrow Agent, upon payment of all fees, costs and expenses incident hereto.

               14.4.5 No assignment, transfer, conveyance or hypothecation of any right, title or interest in and to the Escrow Account shall be binding upon the Escrow Agent without Escrow Agent's assent thereto in writing and the written agreement thereto of all parties hereto.

               14.4.6 The Escrow Agent shall be under no duty or obligation to ascertain the identity, authority or rights of the persons (or their agents) executing or delivering or purporting to execute or deliver these instructions or the Termination Release deposited with the Escrow Agent.

               14.4.7 If any disagreement should arise between the parties hereto or any other party with respect to the release of a Document placed in escrow and if the Escrow Agent in good faith is in doubt as to what actions should be taken hereunder, the Escrow Agent shall first attempt to obtain the written understanding of the parties hereto as to such performance. If the Escrow Agent is unable to obtain such understanding, the Escrow Agent shall have the absolute right at its election to do either or both of the following:

                    (a) Withhold or stop any further performance under these instructions until the Escrow Agent is satisfied that such disagreement has been resolved, or

                    (b) File and interplead a suit in interpleader and obtain an order in the District Court of Laramie County, Wyoming, requiring all persons involved to litigate in such court their respective claims arising out of or in connection with the Document. The parties hereby agree to the jurisdiction of such Court for the purposes of such an action, and agree that each party thereto shall pay its own attorney fees and costs of any such legal proceedings, and the non-prevailing party shall pay Escrow Agent's attorney fees and costs incurred in connection therewith.

     15. CONFIDENTIALITY. The parties may each obtain confidential and proprietary information about the other from and after the Effective Date of this Agreement pursuant to the terms and conditions of the Confidentiality Agreement executed by the parties to this Agreement and attached hereto as
Exhibit 12. Each party shall hold that information in strictest confidence and shall not disclose it to any third party at any time without the specific consent of the other party.

     16. PUBLICITY. No announcements relative to the Agreement shall be made by either party without the prior review and approval of the other party, which approval shall not be unreasonably withheld, delayed or conditioned, except to the extent any such announcement is required by applicable law. Notwithstanding the above, Sellers acknowledge that SGI will be required to make a publicity announcement relative to the execution of this Agreement and Sellers will cooperate with SGI in its making that announcement, provided SGI has allowed AEI to review the announcement prior to being made public and AEI has given their approval, not to be unreasonably withheld.

     17. INDEMNIFICATION.

          17.1 Indemnity by Sellers. After Closing, Sellers shall indemnify, defend and hold harmless SGI and its respective directors, officers, employees and agents from and against any Liabilities arising out of or resulting from any untrue representation or breach of warranty of Sellers as set forth in this Agreement, or a default or breach of any covenant or agreement made by Sellers under this Agreement.

          17.2 Indemnity by SGI. After Closing, SGI shall indemnify, defend and hold harmless Sellers, AEI, and their respective shareholders, parents, affiliates, and each of their respective directors, officers, employees, and agents from and against any Liabilities arising out of or resulting from any untrue representation or breach of warranty of SGI as set forth in this Agreement, a default or breach of any covenant or agreement made by SGI under this Agreement, and the past, present or future operations, existence, use, or activities of Encoal, NuCoal, TEK-KOL, the LFC Property, and/or the Encoal Facilities.

          17.3 Claim Notice. No right to indemnification under this Section 17 shall be available to an indemnitee with respect to a claim, action, demand, suit or proceeding to be indemnified hereunder (collectively, "Claim") unless the indemnitee shall have delivered to the indemnitor, within 10 calendar days of obtaining any knowledge or information about the Claim, a notice describing in reasonable detail the facts giving rise to such Claim (a "Claim Notice") and stating that the indemnitee intends to seek indemnification for such Claim from the indemnitor pursuant to this Section 17.

       17.4 Defense of Claims. Upon receipt of a Claim Notice from an indemnitee with respect to any Claim, the indemnitor shall have the right to assume and control the defense thereof (and any related settlement negotiations) with counsel reasonably satisfactory to such indemnitee, and the indemnitee shall cooperate in all reasonable respects in such defense. The indemnitee shall have the right to employ separate counsel at such indemnitee's expense in any action or claim and to participate in the defense thereof, provided, however, that the reasonable fees and expenses of counsel employed by the indemnitee shall be at the expense of the indemnitor if such counsel is retained pursuant to the following sentence or if the employment of such counsel has been specifically authorized in writing by the indemnitor. If the indemnitor does not notify the indemnitee within thirty (30) days after receipt of the Claim Notice of its intention to assume the defense of such Claim, the indemnitee shall have the right to defend the claim with counsel of its choosing reasonably satisfactory to the indemnitor, subject to the right of the indemnitor to assume the defense of any claim at any time prior to settlement or final determination thereof. Notwithstanding anything to the contrary contained in this Section 17.4, (a) the indemnitee shall have the right to employ separate counsel at its own expense if there shall be available one or more defenses or one or more counterclaims available to the indemnitee which conflicts with one or more defenses or one or more counterclaims available to the indemnitor, and (b) the indemnitor shall not be entitled to control (but shall be entitled to participate at its own expense in the defense of), and the indemnitee shall be entitled to have sole control over, the defense or settlement of any Claim to the extent such Claim seeks an order, injunction, non-monetary or other equitable relief against the indemnitee which, if successful, could result in a material adverse effect upon the business, financial condition, results of operations or assets of the indemnitee. The indemnitee shall send a written notice to the indemnitor of any proposed settlement of any claim, which settlement the indemnitor may reject, in its reasonable judgment, within thirty (30) days of receipt of such notice. Failure to reject such notice within such 30-day period shall be deemed an acceptance of such notice.

          17.5 Access and Cooperation. After the Closing Date, SGI and Sellers shall (a) each cooperate fully with the others as to all Claims, shall make available to the others, as reasonably requested, all information, records and documents relating to all Claims and shall preserve all such information, records and documents until the termination of any Claim, and (b) make available to the others, as reasonably requested, personnel (including technical and scientific), agents and other representatives who are responsible for preparing or maintaining information, records or other documents, or who may have particular knowledge with respect to any Claim.

     18. COSTS AND EXPENSES. Each party hereto shall bear its own costs related to this Agreement and the transaction, including its own attorneys fees and any other costs of any kind.

     19. GOVERNING LAW. The Agreement shall be governed by and enforced in accordance with the laws of the State of Wyoming.

     20. DISPUTE RESOLUTION

          20.1 Negotiation of Disputes and Disagreements. Subject to the limitations in Sections 11.2(d) and 13.2, in the event of any dispute, claim, controversy or disagreement arising out of or relating to the implementation or performance of this Agreement, which dispute the parties hereto have been unable to settle or agree upon within a period of ten (10) calendar days after the dispute or disagreement arises, each party shall nominate a senior officer of its management to meet at an agreed time and place not later than ten (10) calendar days after the dispute or disagreement has arisen to attempt to resolve such dispute or disagreement. Should a resolution of such dispute or disagreement not be obtained within fifteen (15) calendar days after the meeting of senior officers for such purpose, either party may then by notice to the other submit the dispute to binding arbitration in accordance with the provisions of Section 20.2.

          20.2 Arbitration. Subject to the limitations in Sections 11.2(d) and 13.2, any dispute, claim, controversy or disagreement arising out of or relating to this Agreement, shall be settled by binding arbitration administered by the American Arbitration Association, under its Commercial Arbitration Rules then in effect. The place of arbitration shall be Denver, Colorado, except as otherwise limited by Section 2 or Section 13 of this Agreement.

          There shall be three arbitrators, with each party selecting one neutral arbitrator; the third arbitrator, who shall be the chairman of the panel, shall be selected by the two-party-appointed arbitrators. The claimant shall name its arbitrator in the demand for arbitration and the responding party shall name its arbitrator within thirty (30) calendar days after receipt of the demand for arbitration. The third arbitrator shall be named within thirty (30) calendar days after the appointment of the second arbitrator. The American Arbitration Association shall be empowered to appoint any arbitrator not named in accordance with the procedure set forth herein. Each arbitrator will be qualified by at least ten (10) years experience with commercial purchase and sale transactions of this type. Prior to the commencement of hearings, each of the arbitrators appointed shall provide an oath or undertaking of impartiality.

          The decision of the arbitrators shall be final and binding upon the parties without the right of appeal to the courts. In deciding the substance of any such claim, dispute or disagreement, the arbitrators shall apply the substantive laws of the State of Wyoming; provided, however, the arbitrators shall have no authority to award consequential damages, incidental or punitive damages under any circumstances (whether it be exemplary damages, treble damages, or any other penalty or punitive type of damages) regardless of whether such damages may be available under Wyoming law, the parties hereby waiving their right, if any, to recover consequential or incidental damages or punitive damages in connection with any such claims, disputes or disagreements. Further, SGI waives its rights to any equitable relief otherwise available to it pursuant to the terms and conditions set forth in Section 11.2(d) and 13.2 of this Agreement. The award rendered by the arbitrators shall be final and judgment thereon may be entered by any court having jurisdiction thereof. The costs and expenses of the arbitration (including reasonable attorneys' fees) will be borne by the losing party as determined by the arbitrators, unless the arbitrators determine that it would be manifestly unfair to honor this agreement of the parties with respect to awarding such costs and attorneys' fees, and determine a different allocation of costs and attorneys' fees.

          Except as may be required by law, neither a party nor an arbitrator may disclose the existence, content, or results of any arbitration hereunder without the prior written consent of all parties to the arbitration. Arbitration proceedings shall be conducted in English.

     21. NOTICES, REQUESTS AND PAYMENTS. Any notice, demand, request or payment required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) on the date of delivery, if personally delivered by 12:00 p.m., (ii) three (3) business days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested,
(iii) one (1) business day after delivery to any overnight express courier service if received by Bluegrass before 12:00 p.m., and (iv) on the business day of receipt if sent by facsimile, where applicable, and received before noon, provided receipt thereof is confirmed and a copy thereof is sent in the manner provided in clause (i) above, addressed to the addressee at the principal office of SGI International, 1200 Prospect, Suite 325, La Jolla, Calif. 92037, to Bluegrass at Addington Corporate Center, 2000 Ashland Drive, Ashland, Kentucky 41101-7058, and to Americoal at 2000 Ashland Drive, Ashland, Kentucky 41101-7058. Any party may change its address for purposes of this Agreement by written notice given in accordance with this Article.

     22. INTEGRATION. This Agreement constitutes the entire understanding and agreement between the parties relating to the subject matter hereof and supersedes and cancels any prior written or oral understanding or agreement between the parties relating to the subject matter hereof. This Agreement shall not be amended, altered or supplemented in any way except by an instrument in writing, signed by the duly authorized representative of the parties.

     23. ASSIGNMENT; BINDING EFFECT. The rights or obligations of the parties hereby may not be assigned or delegated in any way without the written consent of the other party, which it may withhold in its sole and absolute discretion. This Agreement is binding upon each party hereto, and upon each party's respective successors and permitted assigns.

     24. NO CONSEQUENTIAL DAMAGES. Except as prohibited by law, each party hereto waives any right it may have to claim or recover any special, exemplary, punitive or consequential damages, or any damages other than, or in addition to, actual damages.

     25. SEVERABILITY. If any provision or term of this Agreement is held to be invalid, void, or unenforceable the remainder of the provisions shall remain in full force and effect and shall not be affected, impaired, or invalidated.

     26. TIME OF ESSENCE. The parties hereto agree that time is of the essence in the completion of all obligations and activities described herein.

     27. NO THIRD-PARTY BENEFICIARIES. There are no third-party beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity who or which is not a party to this Agreement.

     28. COUNTERPARTS. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to constitute an original and the same instrument. Faxed signatures shall be deemed to be the same as original signatures.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the day and year first written above.

SGI INTERNATIONAL,                           BLUEGRASS COAL DEVELOPMENT
a Utah corporation COMPANY,                  a Delaware corporation


By:   /s/ James W. Mahler                    BY:   /s/ Art Thomas
      ---------------------------                  -------------------------
Name: James W. Mahler                        Name: _________________________
Title: Executive Vice-President              Title: ________________________

AMERICOAL DEVELOPMENT
COMPANY, a Delaware corporation


By:  /s/ Art Thomas
     -----------------------------
Name:______________________________

Title:_____________________________


To the extent the rights of WCT and AEI are affected by this Agreement, WCT and AEI represent that they have each reviewed this Agreement and consent to the terms and conditions listed therein.

WYOMING COAL TECHNOLOGY,                     AEI RESOURCES, INC.,
INC., a Wyoming corporation                  a Delaware corporation


By:    /s/ Art Thomas                        By:   /s/ Art Thomas
      -----------------------------                -------------------------

Name: _____________________________          Name: _________________________

Title:_____________________________          Title: _______________________

                                  EXHIBIT 3.1A
                  TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                        WAIVER AND RELEASE BY AND BETWEEN
                  MITSUBISHI HEAVY INDUSTRIES AND AEI RESOURCES

     This Waiver and Release ("Release") is entered into effective as of ____________, 1999 ("Effective Date") and is made by Mitsubishi Heavy Industries, a corporation organized and existing under the laws of Japan ("MHI"), having its principal place of business at 5-1 Marunouchi 2 Chome, Chiyoda - Ku, Tokyo, Japan.

                                    RECITALS

     A. MHI states that during 1997 it performed for the Encoal Corporation ("Encoal") certain engineering and other work more specifically described on an Invoice attached hereto as Exhibit A (the "Invoice").

     B. The approximately $1.13 million reflected on the Invoice has not been paid.

     C. Bluegrass Coal Development Corporation ("Bluegrass") is the owner of one hundred percent (100%) of the issued and outstanding stock of Encoal.

     D. Bluegrass, SGI International ("SGI"), and Americoal Development Company have entered into an Acquisition Agreement dated as of April 22, 1999, and an Amended and Restated Acquisition Agreement dated as of ____________, 1999, by which, among other things, Bluegrass agreed to sell all Encoal Stock to SGI. In connection with the Acquisition Agreement and the Amended and Restated Acquisition Agreement, SGI has agreed to obtain this Release from MHI.

                                    AGREEMENT

          NOW THEREFORE, in consideration of the matters set forth in the Recitals, and for other good and valuable consideration, the parties hereto agree as follows:

     1. Release by MHI. MHI, for itself and on behalf of its partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives hereby generally and unconditionally releases, acquits and forever discharges Bluegrass, Encoal, Americoal, AEI Resources, Inc., and any of their respective partners, parents, subsidiaries, affiliates, successors, assigns, officers, directors, shareholders, employees, attorneys, agents, and representatives (collectively the "Released Entities") of and from any and all claims, demands, debts, liens, causes of action, liability, damages, costs and expenses of any nature whatsoever, whether arising under state, federal or common law, contract or tort, or in equity, which MHI has ever had, now has or may have, whether such are known or unknown, discovered or undiscovered, anticipated or unanticipated, direct or indirect, contingent or fixed, whether or not asserted heretofore, relating in any way to the Invoice, or any activities associated with the work performed in connection with the Invoice.

          This Release is intended by MHI to constitute a general release of, and may be plead as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit, or other proceeding which may be instituted, prosecuted, or attempted in breach of this general release.

     2. No Admissions. This is a release whose purpose is to release any potential and actual claims of MHI against the Released Entities.

     3. Authority to Execute. MHI represents and warrants, and agrees, on its own behalf and on behalf of its representatives, predecessors, successors, assigns, trustees in bankruptcy, and agents, as follows:

          a. MHI has full power and authority to execute, deliver, and perform this Release, and has been duly authorized to do so;

          b. MHI has not sold, assigned, or otherwise transferred any interest in the claims, demands, actions, causes of action or rights that are the subject of this Release to any person or entity;

          c. MHI is validly organized and existing under the laws of the place of its corporation and is duly authorized to enter into the legal commitments contained in this Release;

          d. The signature and execution of this Release is made and undertaken by an individual who is authorized to execute this Release.

     4. No Amendment. This Release shall not be modified, amended or revoked except by a writing that sets forth such changes and that is signed by all parties.

     5. Entire Agreement. This Release constitutes the entire agreement and understanding with respect to the subject matter hereof, and it supersedes all prior agreements and understandings, both written and oral, concerning such matters but nothing herein limits the other written agreements executed in connection with this Release, and all rights herein are in addition to the rights of the parties under those agreements.

     6. Governing Law. This Release shall be governed and enforced in accordance with the laws of the State of Wyoming.

     7. Faxed Signatures. Faxed signatures shall be deemed to be the same as original signatures.

         IN WITNESS WHEREOF, MHI has this day and year executed and delivered this instrument.

         MITSUBISHI HEAVY INDUSTRIES


         By:

         Name:

         Title:

             EXHIBIT TO AMENDED AND RESTATED ACQUISITION AGREEMENT

See Exhibit 3.2.4B

07951.115828

                                  EXHIBIT 3.1B
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                      SECURED NON-RECOURSE PROMISSORY NOTE


$2,080,000
Principal Sum                                                         , 1999
                                                            ----------

          FOR VALUE RECEIVED, SGI International, a Utah corporation ("Maker") promises to pay to the order of Bluegrass Coal Development Company and Americoal Development Company (collectively, "Payee"), at Payee's principal place of business, 1500 North Big Run Road, Ashland, Kentucky 41102, the principal sum of Two Million Eighty Thousand Dollars $2,080,000.00, together with interest on the unpaid principal sum from time to time outstanding at the prime interest rate charged to corporate borrowers of the highest credit standing for 90-day unsecured loans, as it may be set from time to time by the Bank of America NT & SA's office in San Francisco, California; provided that such interest rate shall not be in excess of the highest rate permitted by law. The initial interest rate on this Note shall be set at the Prime Interest Rate as of December 1, 1999. The amount of this Note shall reduce by One Hundred Thousand Dollars ($100,000.00) should Carol Ann Terrell not retire by the Closing Date as set forth in the Amended and Restated Acquisition Agreement Among SGI International, Bluegrass Coal Development Company and Americoal Development Company, dated __________, 1999. The interest rate of this Note will be adjusted annually on January 1st of each year to reflect any changes in the prime interest rate. Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof) is actually outstanding. The entire balance of principal and all interest accrued thereon shall be paid in full on or before November 30, 2004.

          This Note is referred to in that certain Acquisition Agreement among Maker and Payee, as well as the Amended and Restated Acquisition agreement among Maker and Payee, and is secured by a security agreement of even date herewith, executed by the undersigned in favor of Payee, providing for a security interest in certain royalties of Maker.

          All payments on this Note shall be applied first to the payment of accrued interest, and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance. The privilege to prepay all or any part of the principal sum from time to time without penalty is hereby reserved to Maker, provided that any such principal prepayment shall be accompanied by all interest then accrued.

          If SGI transfers any equity interest it owns in Encoal, NuCoal or TEK-KOL, then any proceeds received by SGI for the transfer of such equity interest shall be applied, within ten (10) business days of receipt of such proceeds by SGI, against all outstanding sums owed, whether or not due, under this Note until no more sums remain owing under this Note. All such equity transfers by SGI shall be deemed to cause an acceleration of the SGI's payments obligations under this Note to the extent of the proceeds received.

          At the option of Payee, the entire unpaid principal sum and all accrued interest shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) failure of Maker to pay any part of the principal or interest when due; (b) any default in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note; (c) Maker shall be unable, or admit in writing Maker's inability, to pay Maker's debts, or shall not pay Maker's debts generally as they come due, or shall make any assignment for the benefit of creditors; (d) Maker shall commence, or there shall be commenced against Maker, any case, proceeding, or other action seeking to have an order for relief entered with respect to Maker, or to adjudicate Maker as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Maker's business or property; or (e) Maker defaults on any other debts, obligations, or liabilities to Payee.

          In such event, any part of the principal sum and any accrued interest then due shall, from and after the date of such default, bear interest at the rate per annum equal to two percentage points in excess of the rate of interest herein provided for at the time of default, thereafter compounded annually at December 31. Maker hereby agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred, after an event of default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due hereunder, whether such enforcement or collection is by court action or otherwise.

          This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Wyoming.

          Maker waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at, or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein.

          Payee shall not have recourse to the assets of Maker, except as specified in the security agreement described above.

SGI INTERNATIONAL, a Utah corporation



                                             By:   /S/ JAMES W. MAHLER
                                           --------------------------------
                                             Name: James W. Mahler
                                             Title: Executive Vice-President


                                             By:  /S/ JOHN R. TAYLOR
                                           --------------------------------
                                             Name: John R. Taylor
                                             Title: Secretary



07951.115828
F:\USERS\1526\1526c\1526c609-Encoal-SGI-Exhibit31D-Purchase-Price-Note.doc

                                  EXHIBIT 3.1C
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

             SECURITY AGREEMENT FOR PURCHASE PRICE PROMISSORY NOTE

     This SECURITY AGREEMENT ("Agreement") is entered into effective as of this ______ day of ________, 1999 ("Effective Date") by and between SGI International, a Utah Corporation ("Borrower"), whose principal office is 1200 Prospect Street, Suite 325, LaJolla, California 92037 and Bluegrass Coal Development Company, a Delaware corporation, its successors and assigns ("Bluegrass"), whose principal office is 1500 North Big Run Road, Ashland, Kentucky 41102 and Americoal Development Company ("Americoal") whose principal office is 1500 North Big Run Road, Ashland, Kentucky 41102.

                                    RECITALS

          A. This Agreement is executed as of the effective date set forth above in conjunction with the Promissory Note executed as of even date herewith between the parties, unless otherwise indicated.

          B. SGI has entered into that certain Acquisition Agreement among SGI, Bluegrass and Americoal Development Company ("Americoal"), dated April 22, 1999 (the "Acquisition Agreement") and that certain Amended and Restated Acquisition Agreement (the "Amended Acquisition Agreement") among SGI, Bluegrass and Americoal, dated ________________, 1999. As part of the Acquisition Agreement and the Amended Acquisition Agreement and, SGI has, among other things, granted to Bluegrass and Americoal a Promissory Note (the "Note") for Two Million Eighty Thousand Dollars ($2,080,000.00), which may be reduced by One Hundred Thousand Dollars ($100,000.00) pursuant to the Amended Acquisition Agreement, payable five years from the date of Closing as defined in the Amended Acquisition Agreement.

          C. As a material part of the consideration provided by SGI under the Acquisition Agreement and the Amended Acquisition Agreement, SGI has agreed to grant to Bluegrass and Americoal a security interest in fifty percent of the royalties it receives from licensing the Commercial LFC Process, as defined in the September 30, 1989 Addendum to the Partnership Agreement between Bluegrass as successor to Shell Mining Company and SGI International.

                                   AGREEMENT

     For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, Borrower hereby grants and assigns to Bluegrass a security interest in all of Borrower's present and future right, title and interest in and to any and all of the following property, whether such property is now existing or owned or hereafter created, arising or acquired, wherever located, in any and all additions and accessions thereto and substitutions therefor, and in the proceeds from all of same (collectively, the "Collateral"):

               Fifty percent of the royalties derived from the sale, assignment, transfer or other use by third parties of the Commercial LFC Process (the "Process"). Royalties, as used herein, include without limitation, all payments, receipts, accounts, shares, fees, or income now or hereafter due and/or payable to SGI under and with respect to the Process, including without limitation, payments under all licenses entered into in connection therewith and damages and payments for past or future use.

     The security interests granted hereby are made to secure payment by Borrower to Bluegrass of the indebtedness evidenced by the Note. The Collateral provided by this Agreement shall continue as security for such indebtedness until Borrower's receipt of a termination statement executed by Bluegrass and Americoal.

BORROWER EXPRESSLY WARRANTS AND COVENANTS:

     1. Without limiting the scope of this Agreement, if Bluegrass and Americoal, in their sole discretion, determine that the Collateral has decreased or threatens to decrease materially in market value, then Borrower will, within 24 hours of delivery of notice of such determination to Borrower's address as shown above, grant to Bluegrass a security interest in such additional collateral as may be reasonably required by Bluegrass and will execute additional financing statements and security agreements evidencing such additional security interests.

     2. As to the Collateral, whether now or hereafter acquired, Borrower is or will be the lawful owner thereof, and does and will have good right to pledge, sell, assign and transfer the same and grant a security interest therein to Bluegrass and Americoal, free from any lien, security interest or encumbrance other than that of Bluegrass and Americoal, and none of such Collateral has been or will be pledged, assigned, transferred, or in any way encumbered to any person or entity other than to Bluegrass and Americoal. Borrower will not permit or allow the Collateral to be attached or replevied and will warrant and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

     3. Borrower is duly organized and existing under the laws of Utah, and is duly qualified and in good standing in every state in which it is doing business.

     4. Borrower will give Bluegrass and Americoal prior written notice of any change in the location of its principal office or any change in Borrower's name. Borrower will keep all records concerning the Collateral at its principle office as set forth in this Agreement.

     5. The execution, delivery and performance of this Agreement are within Borrower's powers, have been duly authorized, are not in contravention of law or the terms of Borrower's charter, by-laws, articles of incorporation, or of any indenture, agreement or undertaking to which Borrower is a party or by which Borrower is bound.

6. Borrower will at all reasonable times and from time to time assist and allow Bluegrass and Americoal, by or through any of its officers, agents, employees, attorneys, or accountants, to examine, inspect, and make copies of Borrower's books and other records, and instruments or other papers evidencing any security or other documents and information relating thereto. Borrower will not sell or transfer any interests in the Collateral without the prior written consent of Bluegrass and Americoal.

     7. No financing statement covering the Collateral or any proceeds thereof is on file in any public office. At the request of Bluegrass and Americoal, Borrower will execute one or more financing statements or other documents or procure any document in form satisfactory to Bluegrass and Americoal and will pay all connected costs, as deemed necessary or desirable by Bluegrass and Americoal to protect the security interest under this Agreement against the rights or interests of third persons, including through the filing of any financing statement, this Agreement, any continuation or termination statement, or other document in all appropriate public offices. A carbon, photographic or other reproduction of this Agreement, any other security agreement or a financing statement is sufficient as a financing statement.

     8. Borrower will pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

     9. Borrower shall fully and faithfully account for, and to take all steps necessary to enable Bluegrass to perfect its security interest in, the Collateral and its proceeds granted herein.

     10. Borrower will not use or permit the use of the Collateral in violation of any applicable statutes, regulation or ordinances.

     11. Upon an event of default hereunder, Bluegrass may at any time notify licensees of the Commercial LFC Process or others from whom royalties on the Commercial LFC Process that the Collateral has been assigned to Bluegrass and Americoal and that amounts due thereon shall be paid to Bluegrass and Americoal. Borrower agrees to cooperate with and join in any such notification given by Bluegrass and Americoal. Upon request of Bluegrass and Americoal at any time, Borrower will so notify such licensees that such royalties are payable to Bluegrass and Americoal.

     12. Borrower shall at all times keep the Collateral and royalties separate and distinct from other property of the Borrower and shall keep accurate and complete records of the Collateral and royalties. In the event of a default hereunder, Bluegrass and Americoal shall have full power and is hereby appointed attorney-in-fact for Borrower to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or that of Borrower. Borrower shall pay to Bluegrass on demand any and all expenses, including legal expenses and reasonable attorneys' fees incurred or expended by Bluegrass and/or Americoal in the collection or attempted collection of the liabilities and indebtedness secured by this Agreement.

     13. In the event this Agreement is placed in the hands of an attorney for enforcement, Borrower will pay the reasonable attorneys' fees of Bluegrass and/or Americoal and any and all costs and expenses incurred by Bluegrass and/or

Americoal in recovering possession of the Collateral and in enforcing this Agreement, and the same shall be secured by this Agreement.

     BORROWER SHALL BE IN DEFAULT under this Agreement, after written notice from Bluegrass to Borrower of a default and Borrower fails within 30 calendar days thereafter to cure such default, upon the happening of any of the following events or conditions:

          (a) default in the payment or performance of the obligations evidenced by the Note;

          (b) any warranty, representation or statement made or furnished to Bluegrass and Americoal by or on behalf of Borrower proves to have been false in any material respect when made or furnished;

          (c) any event which results in the acceleration of the maturity of any indebtedness of Borrower to others under any indenture, agreement or undertaking;

          (d) dissolution, termination of existence, merger, consolidation, reorganization, insolvency, business failure, suspension or liquidation of usual business, issuance of writ of garnishment or attachment or of notice of tax or other lien against the property of, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, entry of judgment against, or commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower or any guarantor or surety for Borrower; or

          (e) Bluegrass has requested further assurances from SGI that the prospect of its receiving any payment on any obligation secured hereby, that the performance of any of the terms of this Agreement, or that the possibility of resorting to the Collateral for the purpose of satisfying any obligation, is not impaired, and SGI has not reasonably provided such assurances, within ten (10) calendar days of receipt by SGI of the request for assurances.

     UPON ANY SUCH DEFAULT and at any time thereafter, Bluegrass may, without demand or notice, declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party under the applicable Uniform Commercial Code. Bluegrass and Americoal may require Borrower to assemble the Collateral and deliver or make it available to Bluegrass and Americoal at a place to be designated by Bluegrass and Americoal. Bluegrass and Americoal will give Borrower reasonable notice of the time and place of any public sale thereof or at the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the addresses of Borrower and Americoal shown at the beginning of this Agreement at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Bluegrass' and Americoal's reasonable attorneys' fees and legal expenses.

     No waiver by Bluegrass or Americoal of any right, remedy or event of default with respect to any of Borrower's obligations shall operate as a waiver of any other right, remedy or event of default on a future occasion. The rights of Bluegrass and Americoal under this Agreement shall not waive or impair any other security Bluegrass or Americoal may have or hereafter acquire for the payment of any notes, liabilities, or other indebtedness, nor shall the taking of any such additional security waive the rights of Bluegrass or Americoal under this Agreement. No waiver, change, modification or discharge of any of Bluegrass' or Americoal's rights or Borrower's duties as so specified or allowed will be effective unless contained in a written instrument signed by Bluegrass and Americoal.

     All rights of Bluegrass and Americoal hereunder shall inure to the benefit of their successors and assigns, and all promises and duties of Borrower shall bind the heirs, executors, administrators, successors or assigns of Borrower.

     Any notices under or pursuant to this Agreement shall be deemed duly received by Borrower and effective upon delivery in person to any officer or agent of Borrower or three calendar days after depositing such notice in the U.S. Mail, postage prepaid, to the address of Borrower shown at the beginning of this Agreement.

     This Agreement and the transactions it secures shall be governed by the laws of the State of Wyoming. This Agreement shall become effective when it is signed by Borrower.

     14. This Agreement shall be terminated upon satisfaction by SGI of the Note. If SGI fails to satisfy its obligations under the Note, then this Agreement shall continue until SGI has satisfied the Note or SGI has been placed in default of this Agreement pursuant to the terms set forth above and the Note has been satisfied by the proceeds from the sale of the Collateral as set forth above.

     15. This Agreement shall survive the termination of the Amended and Restated Acquisition Agreement where said agreement is terminated after the date of Closing set forth therein.

     16. This Security Agreement, together with the Acquisition Agreement and the Amended Acquisition Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

SGI INTERNATIONAL                            BLUEGRASS COAL DEVELOPMENT
COMPANY

By:   /s/ James W. Mahler                    BY:   /s/ Art Thomas
      ---------------------------                  -------------------------
Name: James W. Mahler                        Name: _________________________
Title: Executive Vice-President              Title: ________________________

AMERICOAL DEVELOPMENT COMPANY


BY:   /s/ Art Thomas
      -------------------------
Name: _________________________
Title: ________________________



07951.115828
\\LEX\SYS\USERS\1526\1526c\1526c608-Encoal-SIG-Exhibit31E-Purchase-Price-
Security-Agreement.doc

                                  EXHIBIT 3.1D
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                      SECURED NON-RECOURSE PROMISSORY NOTE


$193,078.41
Principal Sum                                                         , 1999
                                                       ---------------

          FOR VALUE RECEIVED, SGI International, a Utah corporation ("Maker") promises to pay to the order of Bluegrass Coal Development Company and Americoal Development Company (collectively, "Payee"), at Payee's principal place of business, 1500 North Big Run Road, Ashland, Kentucky 41102, the principal sum of One Hundred Ninety Three Thousand Seventy Eight and 41/100 Dollars ($193,078.41), together with interest on the unpaid principal sum from time to time outstanding at the prime interest rate charged to corporate borrowers of the highest credit standing for 90-day unsecured loans, as it may be set from time to time by the Bank of America NT & SA's office in San Francisco, California ("Prime Interest Rate"); provided that such interest rate shall not be in excess of the highest rate permitted by law. The initial interest rate on this Note shall be set at the Prime Interest Rate as of December 1, 1999. The interest rate of this Note will be adjusted annually on January 1st of each year to reflect any changes in the prime interest rate. Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof) is actually outstanding. The entire balance of principal and all interest accrued thereon shall be paid in full on or before March 31, 2000.

          All payments on this Note shall be applied first to the payment of accrued interest, and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance. The privilege to prepay all or any part of the principal sum from time to time without penalty is hereby reserved to Maker, provided that any such principal prepayment shall be accompanied by all interest then accrued.

          At the option of Payee, the entire unpaid principal sum and all accrued interest shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default: (a) failure of Maker to pay any part of the principal or interest when due; (b) any default in the performance of any obligation of Maker hereunder;
(c) Maker shall be unable, or admit in writing Maker's inability, to pay Maker's debts, or shall not pay Maker's debts generally as they come due, or shall make any assignment for the benefit of creditors; (d) Maker shall commence, or there shall be commenced against Maker, any case, proceeding, or other action seeking to have an order for relief entered with respect to Maker, or to adjudicate Maker as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of Maker's business or property; or (e) Maker defaults on any other debts, obligations, or liabilities to Payee.

          In such event, any part of the principal sum and any accrued interest then due shall, from and after the date of such default, bear interest at the rate per annum equal to two percentage points in excess of the rate of interest herein provided for at the time of default, thereafter compounded annually at December 31. Maker hereby agrees to pay reasonable attorneys' fees and all other reasonable costs and expenses incurred, after an event of default, in the enforcement of this Note, the enforcement of any security interest with respect to this Note, and the collection of amounts due hereunder, whether such enforcement or collection is by court action or otherwise.

          This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Wyoming.

          This Note is effective upon the date indicated above and can be terminated only through the payment of the sum of this Note. Termination of the Amended and Restated Acquisition Agreement between Maker and Payee, dated __________, 1999, will not cause this Note to terminate or otherwise be rendered invalid or ineffective.

          Maker waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agrees to any extension of time of payment and partial payments before, at, or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable hereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein.

          Payee shall not have recourse to the assets of Maker, except as specified in the security agreement described above.


                                        SGI INTERNATIONAL, a Utah corporation



                                        By:         /S/ JAMES W. MAHLER
                                             --------------------------------
                                        Name: James W. Mahler
                                        Title: Executive Vice-President


                                        By:        /S/ JOHN R. TAYLOR
                                             --------------------------------
                                        Name: John R. Taylor
                                        Title: Secretary

07951.110495
H:\1526c\1526c593-Encoal-SGI-Exhibit31F-LFC-Employee-Reimbursement-Note.doc

                                  EXHIBIT 3.1E
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                             LFC ROYALTY AGREEMENT

     This LFC Royalty Agreement (the "Agreement") is entered into effective as of this ______ day of ________, 1999 ("Effective Date") by and between SGI International, a Utah Corporation ("SGI"), whose principal office is 1200 Prospect Street, Suite 325, LaJolla, California 92037 and Bluegrass Coal Development Company, a Delaware corporation, its successors and assigns ("Bluegrass"), whose principal office is 1500 North Big Run Road, Ashland, Kentucky 41102. Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to them in the TEK-KOL Partnership Agreement, dated September 30, 1989 (the "Partnership Agreement).

                                    RECITALS

          I. Bluegrass and Americoal have entered into that certain Acquisition Agreement among SGI, Bluegrass and Americoal Development Company ("Americoal"), (the "Acquisition Agreement") and the Amended and Restated Acquisition Agreement (the "Amended Acquisition Agreement") among SGI, Bluegrass and Americoal, dated ________________, 1999, whereby Bluegrass has agreed to sell, transfer and assign to SGI its membership interest in TEK-KOL, a California general partnership ("TEK-KOL") and all of Bluegrass' interest in the intellectual property and other tangible property held by TEK-KOL (the "LFC Property") which has been distributed to Bluegrass.

          II. As a material part of the consideration provided by SGI under the Acquisition Agreement and the Amended Acquisition Agreement and as security for the performance and satisfaction by SGI of the obligation set forth in Section 3.1.2(a) of the Amended Acquisition Agreement (the "Obligations"), SGI has agreed to grant to Bluegrass certain rights royalty payments from SGI's licensing of the Commercial LFC Process.

                                   AGREEMENT

     For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties agree as follows:

A. Royalty Payments.

     1. For five (5) years from the Effective Date of this Agreement, SGI grants and assigns to Bluegrass royalty payments in the amount of twenty percent (20%) of the royalties SGI receives from the granting of LFC Licenses to any third parties.

     2. For five (5) years following the five (5) years described in Section A.1, SGI shall pay to Bluegrass fifty percent (50%) of the royalty payments it receives during this period from each LFC License issued.

B. Operation of Agreement.

     1. All royalty payments required under this Agreement shall be paid via cashier's check and mailed First Class Postage to the offices of the respective parties as set forth in this Agreement within ten (10) business days of receipt of the royalty payments from the affiliates or third parties.

     2. The obligation of the parties hereunder shall not become effective until and unless SGI fails to satisfy the obligations under Section 3.1.2(a) of the Amended Acquisition Agreement.

C. Termination

     1. If SGI satisfies the obligations under Sections 3.1.1(c) and 3.1.2(a) of the Amended Acquisition Agreement, then this Agreement shall terminate of its own accord upon satisfaction of the referenced obligations. If SGI fails to satisfy its obligations under Sections 3.1.1(c) and 3.1.2(a) of the Amended Acquisition Agreement, then this Agreement shall continue until SGI has paid all monies to Bluegrass, including any requisite interest, as required by
Section 3.1.1.(c) and 3.1.2(a) of the Amended Acquisition Agreement.

     2. This Agreement shall survive the termination of the Amended and Restated Acquisition Agreement where said agreement is terminated after the date of Closing set forth therein.

D. Miscellaneous.

     1. All rights and obligations of Bluegrass and SGI hereunder shall inure to the benefit of their successors and assigns.

     2. Any payments due under or pursuant to this Agreement shall be deemed duly received and effective upon delivery in person to any officer or agent of Bluegrass or SGI, where appropriate, or (3) three calendar days after depositing such notice in the U.S. Mail, postage prepaid, to the address of Bluegrass or SGI, where appropriate, shown at the beginning of this Agreement.

     3. This Agreement, together with the Partnership Agreement, Acquisition Agreement and the Amended Acquisition Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     4. Each party hereto shall bear its own costs related to this Agreement and the transaction, including its own attorneys fees and any other costs of any kind.

     5. The Agreement shall be governed by and enforced in accordance with the laws of the State of Wyoming.

     6. The rights or obligations of the parties hereby may be assigned or delegated in any way without the written consent of the other party. This Agreement is binding upon each party hereto, and upon each party's respective successors and permitted assigns.

     7. If any provision or term of this Agreement is held to be invalid, void, or unenforceable the remainder of the provisions shall remain in full force and effect and shall not be affected, impaired, or invalidated.

     8. The parties hereto agree that time is of the essence in the completion of all obligations and activities described herein.

     9. There are no third-party beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity who or which is not a party to this Agreement.

     10. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to constitute an original and the same instrument. Faxed signatures shall be deemed to be the same as original signatures.


SGI INTERNATIONAL COMPANY                         BLUEGRASS COAL DEVELOPMENT


By: /s/ JAMES W. MAHLER                            By: /s/ ART THOMAS

Name: James W. Mahler                              Name:

Title: Executive Vice President                    Title:

07951.110495
A:\1526c582-Encoal-SGI-Exhibit3.1G-LFC-Royalty-Agreement.doc

                                  EXHIBIT 3.1F
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                         ENCOAL STOCK PLEDGE AGREEMENT


     The undersigned SGI INTERNATIONAL, a Utah corporation (the "Pledgor"), for valuable consideration, HEREBY GRANTS to BLUEGRASS COAL DEVELOPMENT COMPANY, a Delaware corporation (the "Secured Party"), a lien and security interest in Certificate No. 3, representing One Thousand (1,000) shares of the common capital stock, no par value, of Encoal Corporation, a Delaware corporation, said certificate being hereinafter referred to either as the "collateral" or the "pledged certificate" to secure payment and performance of the joint and several obligations of the Pledgor under Sections 3.1.2(a), 3.1.2(b) and 3.1.2(c) of that certain Amended and Restated Acquisition Agreement of even date between and among the Pledgor, the Secured Party and Americoal (collectively, the "Acquisition Agreement"). The undersigned hereby acknowledges that the pledged certificate represents those shares of Encoal acquired by the Pledgor from the Secured Party under and pursuant to the Acquisition Agreement. The obligations of the undersigned to the Secured Party under Sections 3.1.2(a), 3.1.2(b) and 3.1.2(c) of the Acquisition Agreement hereby secured are collectively referred to as the "Obligations."

     This Agreement is made upon and is subject to the following terms and provisions, to-wit:

     1. The Pledgor warrants and represents that it is the beneficial owner and holder of the pledged certificate free and clear of any and all liens and encumbrances, except the lien of this Pledge Agreement. The Pledgor further warrants and represents that there are no restrictions on the transfer of any pledged certificate other than as may appear on the face of the certificate delivered herewith and that the Pledgor has the right to pledge and encumber said certificate and to transfer possession of said certificate free of any encumbrances without obtaining the consents of any other person. The Secured Party shall have no right of any kind whatsoever to exercise any voting, consensual or other rights or powers of ownership pertaining to the pledged certificate, and shall have no right of any kind whatsoever to receive or retain dividends or other payments made in respect of the stock of Encoal, unless and until there occurs an event of default as described in Paragraph 11 herein.

     2. If, during the term of this Pledge Agreement, any new, substituted, or additional share certificates are issued by Encoal, the Pledgor shall pledge an amount of such new, substituted and additional certificates to the Secured Party under the terms of this Agreement in the same manner as the certificate originally pledged hereunder so that the Secured Party continues to hold as collateral the same percentage of shares of Encoal as are held by the Secured Party as of the date hereof and such additional certificates shall be part of the "collateral" and the "pledged certificate". In furtherance of the foregoing, the Pledgor shall be entitled to substitute one or more certificates evidencing the shares of Encoal for the pledged certificate, so long as such substitution, in the reasonable opinion of the Secured Party, does not impair the collateral or otherwise violate any other provision of the Pledge Agreement.

     3. The Pledgor covenants and agrees that upon execution of this Agreement, it will provide the Secured Party the original of the pledged certificate and any additional certificates issued pursuant to Paragraph 2 of this Agreement immediately upon their issuance for the purpose of enabling the Secured Party to perfect its security interest in the pledged certificate as provided for in the Acquisition Agreement.

     4. If any representation or warranty of the Pledgor herein contained shall prove to have been untrue when made or if the Pledgor shall have received written notice from the Secured Party of a default in the due performance or observance of any agreement herein contained and such default shall continue for a period of twenty (20) days from the date the written notice was issued, then the Secured Party may declare all Obligations immediately due and payable in full without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Where the default constitutes the failure of the Pledgor to pay when due any sum due and owing under the Acquisition Agreement, such default need continue for a period of only five (5) days before all sums under such agreement become due and payable as set forth above.

     5. The Pledgor specifically waives any notice of acceptance of this Pledge Agreement by the Secured Party and of the creation, advancement, increase, existence, extension or renewal or rearrangement of the Obligations, or any indulgence with respect to the Obligations, or any part thereof, and of nonpayment thereof or default thereon, and waives demand, protest, presentment and notice of demand, protest and presentment with respect to the Obligations, and waives notice of the amount of the Obligations outstanding at any time and agrees that the maturity of the Obligations, or any part thereof, may be extended or renewed, or any other indulgence may be granted with respect thereto by the Secured Party at its will or as may be agreed without notice to or further consent by the Pledgor at any time or times and from time to time.

     6. The Pledgor agrees that (a) no renewal, extension or rearrangement of, or any other indulgence with respect to the Obligations, or any part thereof; (b) no release or substitution of any security or guaranty now or hereafter held by the Secured Party for payment of the Obligations, or of any part thereof, nor release of any person primarily or secondarily liable on the Obligations, or any part thereof (including any maker, endorser, guarantor or surety); (c) no delay in enforcement of payment of the Obligations, or any part thereof; and (d) no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligations or any security therefor or guaranty thereof or under this Pledge Agreement, shall in any manner impair or affect the rights of the Secured Party under this Pledge Agreement or of the liability of the Pledgor hereunder. The Pledgor expressly waives any right to the benefit of or to require or control application of any security or the proceeds of any security now existing or hereafter obtained by the Secured Party as security for the Obligations, or any part thereof. The Pledgor specifically agrees that it shall not have any recourse or action against the Secured Party by reason of any action the Secured Party may take or omit to take in connection with the Obligations, the collection of any sums or amounts herein mentioned, or in connection with any security or any guaranty at any time existing therefor.

     7. The Pledgor agrees to the terms, provisions and conditions of any note or notes or other agreements which may have been or may hereafter be executed evidencing or in connection with the Obligations or any part thereof, and agrees that the security interest of the Secured Party hereunder shall in no manner be affected, impaired or released by reason of any term, provision or condition of any such note or other agreement or by failure, refusal or omission of the Secured Party to enforce or observe any of same or any action taken or omitted to be taken by the Secured Party pursuant thereto or in connection therewith.

     8. In case the Obligations are now or hereafter secured in whole or in part by other collateral, the Pledgor agrees that the Secured Party may, from time to time, at its discretion, and with or without valuable consideration, allow substitution or withdrawal of collateral or release all or any part of such security, without notice to or consent by the Pledgor, and without in any way impairing, diminishing or releasing the security interest of the Secured Party hereunder.

     9. The Pledgor agrees that bankruptcy or insolvency of the Pledgor or any person primarily or secondarily liable for payment of the Obligations (even though rendering the Obligations unenforceable or uncollectible) shall in no manner impair, affect or release the security interest of the Secured Party hereunder.

     10. This Agreement is intended for and shall inure to the benefit of the Secured Party and each and every other party or person who shall from time to time be or become the owner, part owner, or holder of any of the Obligations hereby secured, and each and every reference herein to Secured Party shall also include and refer to each and every successor or assignee of the Secured Party at any time holding or owning any part of any interest in any part of the Obligations hereby secured. The Pledgor expressly waives notice of transfer or assignment of the Obligations, or any part thereof, or of the rights of the Secured Party hereunder.

     11. The following shall constitute an event of default hereunder: (i) a default in the payment of any portion of the Obligations secured by and under this Pledge Agreement, if such default shall continue for five (5) days after the Secured Party shall have given the Pledgor written notice thereof; (ii) a default in the payment of any installment of principal or interest payable under any promissory note delivered by the Pledgor pursuant to that certain Acquisition Agreement of even date herewith between and among the Pledgor and certain other persons, including the Secured Party, pertaining to the sale and purchase of shares of Encoal, if such default shall continue for five (5) days after the Secured Party shall have given the Pledgor written notice thereof;
(iii) the existence of any conditions described in paragraphs (a) through (e) of
Section 12 hereof; or (iv) a default by Pledgor of any warranty or covenant herein contained, other than a covenant relating to payment of any portion of the Obligations, if such default shall continue for twenty (20) days after the Secured Party shall have given Pledgors written notice thereof set forth in Paragraph 3 of this Pledge Agreement. Upon any such default, the Secured Party shall have all the rights and remedies provided by the Uniform Commercial Code in force in the State of Wyoming at the date of this Pledge Agreement and in addition thereto, the Secured Party shall be entitled to recover its costs and expenses, including attorney fees, which result from such breach or default. The Secured Party shall have full power and authority to sell, assign, transfer and deliver the collateral at public or private sale or sales at the option of the

Secured Party, without notice or advertisement, and the Secured Party may purchase at any public sale all or any part or parts of the pledged certificate at any such sale and shall thereupon hold the property so purchased free of any claim of the Pledgors, and no purchaser at any such sale shall be responsible for the application of the purchase money. After deducting all costs, expenses and fees, including attorney fees, incurred by the Secured Party in making such sale or sales, the net proceeds therefrom shall be applied to the payment of the Obligations in such manner as the Secured Party in its sole discretion may elect, and the surplus, if any, shall be paid to the Pledgor.

          From and after an event of default, and if such event of default shall continue (i) for five (5) days, in the case of nonpayment, or (ii) for twenty (20) days, in the case of breach of any other warranty or covenant, after Secured Party shall have given the Pledgor written notice thereof, the Pledgor does hereby constitute and appoint the Secured Party as such Pledgor's true and lawful attorney-in-fact irrevocable, coupled with an interest, for the Pledgor and in the Pledgor's name and stead to make, execute and deliver all necessary instruments of assignment and transfer, and full power and authority to act in respect of the pledged certificate as though the owner thereof, including the right to vote, appoint a proxy, and receive distributions and to substitute one or more persons with like power, the Pledgor hereby ratifying and confirming all that the said attorney-in-fact or substitute or substitutes shall lawfully do by virtue hereof.

          The Secured Party shall not be obligated to make any sale or other disposition of the collateral unless and until the terms thereof shall be satisfactory to it. The Secured Party may, without notice or publication, adjourn any public or private sale, and may hold such sale at any time or place to which the same may be so adjourned. In the event of any sale of all or any part of the collateral, on credit or future delivery, the collateral so sold may be retained by the Secured Party until the selling price has been paid in full by the purchaser thereof, and the Secured Party shall incur no liability in case of the failure of the purchaser to take up and pay for the collateral, and, in case of any such failure, the collateral which was the subject matter of the sale to such purchaser may again be sold in the manner hereinabove provided for the sale of the collateral generally.

     12. The Pledgor agrees that the Secured Party shall have no duty or liability as to the preservation of any rights pertaining to the collateral beyond the safe custody thereof and the return thereof to the Pledgor upon the complete satisfaction and payment of the Obligations. The Secured Party shall have no liability to the Pledgor for any diminution in value of the collateral which may occur between the period of time between the declaration of default and the actual sale thereof.

     13. Concurrently with the execution of this Pledge Agreement, the Pledgor agrees to and shall deliver to Secured Party a stock power for the pledged certificate executed in blank by the Pledgor.

     14. The Pledgor agrees that so long as any of the Obligations are due and owing to the Secured Party the Pledgor shall not, either in its individual capacity or as an officer, director or shareholder of Encoal, directly or indirectly authorize, permit, cause, vote for, consent to, or otherwise allow to exist any of the following:

          (a) The commencement of legal dissolution proceedings or the administrative dissolution of Encoal;

          (b) Any sale, conveyance, assignment, gift or other transfer of all or substantially all of the assets of Encoal, without the prior written consent of Secured Party;

          (c) Any merger, consolidation, or other combination of Encoal with any other legal entity, or the entry by Encoal into any partnership, joint venture, limited liability company or other business organization, without the prior written consent of Secured Party;

          (d) The grant, assignment, conveyance, hypothecation or other transfer by the Pledgor of any of the pledged certificate or any interest, direct or indirect, therein, or the entry into of any agreement for any of the foregoing, unless and to the extent the net proceeds received from such transaction are sufficient to, and applied directly toward, the payment in full of all Obligations due or to become due and owing, including the payment or prepayment, as the case may be, of the outstanding principal amount of the Note, all accrued interest thereon and all other amounts due thereon; and

          (e) The issuance of any additional shares in Encoal, whether common or preferred, except for shares issued in connection with a transaction permitted under Paragraph 14(c) of this Pledge Agreement.

          The agreements and undertakings of the Pledgor hereunder shall cease and terminate at such time as the Obligations are satisfied and paid in full.

     15. All of the remedies of the Secured Party hereunder either provided for in this Pledge Agreement or covered by the applicable laws shall be cumulative and not alternative, and they may be enforced successively or concurrently and without derogation of the foregoing, the obligations of the Pledgor herein contained may be specifically enforced in equity or may be enforced without recourse to any court.

     16. This Agreement shall be binding upon Pledgor, its legal representatives, successors and assigns. This Agreement shall be construed in accordance with and governed by the laws of the State of Wyoming.

     17. All words used herein in the singular shall extend to and include the plural. All words used herein in the plural shall extend to and include the singular. All words used in any gender shall extend to and include all genders.

     18. This Agreement constitutes the entire understanding and agreement between the parties relating to the subject matter hereof and supersedes and cancels any prior written or oral understanding or agreement between the parties relating to the subject matter hereof. This Agreement shall not be amended, altered or supplemented in any way except by an instrument in writing, signed by the duly authorized representative of the parties.

     IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the ____ day of ____________, 1999.


PLEDGOR                            /s/ JAMES W. MAHLER
                                   --------------------------------
                                   SGI International



SECURED PARTY                      /s/ ART THOMAS
                                   ----------------------------------
                                   Bluegrass Coal Development Company


07951.115828
A:\1526c666-Encoal-SGI-Encoal-Exhibit3.1H-Encoal-Pledge-Agreement.doc

                                  STOCK POWER


     The undersigned, SGI INTERNATIONAL, for value received, hereby sells, assigns and transfers unto ________________________, 1,000 shares of the common capital stock of Encoal Corporation, represented by certificate No. 3 under the conditions set forth in the Pledge Agreement among SGI International and Bluegrass Coal Development Company and does hereby irrevocably constitute and appoint ____________________ as attorney to transfer the shares on the books of the within named corporation with full power of substitution in the premises.

     Dated: the _____ day of ________________, 1999.




                                        /s/ JAMES W. MAHLER
                                        -----------------------------------
                                        SGI INTERNATIONAL


                                       7
07951.115828
A:\1526C666-ENCOAL-SGI-ENCOAL-EXHIBIT3.1H-ENCOAL-PLEDGE-AGREEMENT.DOC

                                 EXHIBIT 3.1.G
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                            NUCOAL PLEDGE AGREEMENT


     The undersigned SGI INTERNATIONAL, a Utah corporation (the "Pledgor"), for valuable consideration, HEREBY GRANTS to BLUEGRASS COAL DEVELOPMENT COMPANY, a Delaware corporation (the "Secured Party"), a lien and security interest in all membership interests of NuCoal LLC, a Delaware limited liability company ("NuCoal"), said membership interests being hereinafter referred to either as the "collateral" or "Membership Interests" to secure payment and performance of the joint and several obligations of the Pledgor under Section 3.1.2(a) of that Amended and Restated Acquisition Agreement of even date between and among the Pledgor, the Secured Party and Americoal (the "Acquisition Agreement"). The undersigned hereby acknowledges that the collateral represents those membership interests of NuCoal acquired by the Pledgor from the Secured Party under and pursuant to the Acquisition Agreement. The obligations of the undersigned to the Secured Party under Section 3.1.2(a) of the Acquisition Agreement hereby secured is referred to as the "Obligation."

     This Agreement is made upon and is subject to the following terms and provisions, to-wit:

     1. The Pledgor warrants and represents that it is the beneficial owner and holder of the Membership Interests free and clear of any and all liens and encumbrances, except the lien of this Pledge Agreement. The Pledgor further warrants and represents that there are no restrictions on the transfer of any Membership Interest and that the Pledgor has the right to pledge and encumber said Membership Interests and to transfer possession and control of said Membership Interests free of any encumbrances without obtaining the consents of any other person. The Secured Party shall have no right of any kind whatsoever to exercise any voting, consensual or other rights or powers of ownership pertaining to the Membership Interests, and shall have no right of any kind whatsoever to receive or retain dividends or other payments made in respect of the membership interests in NuCoal, unless and until there occurs an event of default as described in Paragraph 11 herein.

     2. If, during the term of this Pledge Agreement, any new, substituted, or additional membership interests are issued by NuCoal, the Pledgor shall pledge an amount of such new, substituted and additional membership interests to the Secured Party under the terms of this Agreement in the same manner as the Membership Interests originally pledged hereunder so that the Secured Party continues to hold as collateral the same percentage of membership interests in NuCoal as are held by the Secured Party as of the date hereof and such additional certificates shall be part of the "collateral" and the "pledged certificate".

     3. The Pledgor covenants and agrees that upon execution of this Agreement, it will provide the Secured Party the original of the pledged certificate and any additional certificates issued pursuant to Paragraph 2 of this Agreement immediately upon their issuance for the purpose of enabling the Secured Party to perfect its security interest in the pledged certificate as provided for in the Stock Acquisition Agreement.

     4. If any representation or warranty of the Pledgor herein contained shall prove to have been untrue when made or if the Pledgor shall have received written notice from the Secured Party of a default in the due performance or observance of any agreement herein contained and such default shall continue for a period of twenty (20) days from the date the written notice was issued, then the Secured Party may declare the Obligation immediately due and payable in full without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. Where the default constitutes the failure of the Pledgor to pay when due any sum due and owing under the Acquisition Agreement, such default need continue for a period of only five (5) days before all sums under such agreement become due and payable as set forth above.

     5. The Pledgor specifically waives any notice of acceptance of this Pledge Agreement by the Secured Party and of the creation, advancement, increase, existence, extension or renewal or rearrangement of the Obligation, or any indulgence with respect to the Obligation, or any part thereof, and of nonpayment thereof or default thereon, and waives demand, protest, presentment and notice of demand, protest and presentment with respect to the Obligation, and waives notice of the amount of the Obligation outstanding at any time and agrees that the maturity of the Obligation, or any part thereof, may be extended or renewed, or any other indulgence may be granted with respect thereto by the Secured Party at its will or as may be agreed without notice to or further consent by the Pledgor at any time or times and from time to time.

     6. The Pledgor agrees that (a) no renewal, extension or rearrangement of, or any other indulgence with respect to the Obligation, or any part thereof;
(b) no release or substitution of any security or guaranty now or hereafter held by the Secured Party for payment of the Obligation, or of any part thereof, nor release of any person primarily or secondarily liable on the Obligation, or any part thereof (including any maker, endorser, guarantor or surety); (c) no delay in enforcement of payment of the Obligation, or any part thereof; and (d) no delay or omission or lack of diligence or care in exercising any right or power with respect to the Obligation or any security therefor or guaranty thereof or under this Pledge Agreement, shall in any manner impair or affect the rights of the Secured Party under this Pledge Agreement or of the liability of the Pledgor hereunder. The Pledgor expressly waives any right to the benefit of or to require or control application of any security or the proceeds of any security now existing or hereafter obtained by the Secured Party as security for the Obligation, or any part thereof. The Pledgor specifically agrees that it shall not have any recourse or action against the Secured Party by reason of any action the Secured Party may take or omit to take in connection with the Obligation, the collection of any sums or amounts herein mentioned, or in connection with any security or any guaranty at any time existing therefor.

     7. The Pledgor agrees to the terms, provisions and conditions of any note or notes or other agreements which may have been or may hereafter be executed evidencing or in connection with the Obligation or any part thereof, and agrees that the security interest of the Secured Party hereunder shall in no manner be affected, impaired or released by reason of any term, provision or condition of any such note or other agreement or by failure, refusal or omission of the Secured Party to enforce or observe any of same or any action taken or omitted to be taken by the Secured Party pursuant thereto or in connection therewith.

     8. In case the Obligation is now or hereafter secured in whole or in part by other collateral, the Pledgor agrees that the Secured Party may, from time to time, at its discretion, and with or without valuable consideration, allow substitution or withdrawal of collateral or release all or any part of such security, without notice to or consent by the Pledgor, and without in any way impairing, diminishing or releasing the security interest of the Secured Party hereunder.

     9. The Pledgor agrees that bankruptcy or insolvency of the Pledgor or any person primarily or secondarily liable for payment of the Obligation (even though rendering the Obligation unenforceable or uncollectible) shall in no manner impair, affect or release the security interest of the Secured Party hereunder.

     10. This Agreement is intended for and shall inure to the benefit of the Secured Party and each and every other party or person who shall from time to time be or become the owner, part owner, or holder of the Obligation hereby secured, and each and every reference herein to Secured Party shall also include and refer to each and every successor or assignee of the Secured Party at any time holding or owning any part of any interest in any part of the Obligation hereby secured. The Pledgor expressly waives notice of transfer or assignment of the Obligation, or any part thereof, or of the rights of the Secured Party hereunder.

     11. The following shall constitute an event of default hereunder: (i) a default in the payment of any portion of the Obligation secured by and under this Pledge Agreement, if such default shall continue for five (5) days after the Secured Party shall have given the Pledgor written notice thereof; (ii) a default in the payment of any installment of principal or interest payable under any promissory note delivered by the Pledgor pursuant to that certain Acquisition Agreement of even date herewith between and among the Pledgor and certain other persons, including the Secured Party, pertaining to the sale and Acquisition of membership interests in NuCoal, if such default shall continue for five (5) days after the Secured Party shall have given the Pledgor written notice thereof; (iii) the existence of any conditions described in paragraphs
(a) through (f) of Section 14 hereof; or (iv) a default by Pledgor of any warranty or covenant herein contained, other than a covenant relating to payment of any portion of the Obligation, if such default shall continue for twenty (20) days after the Secured Party shall have given Pledgors written notice thereof set forth in Paragraph 3 of this Pledge Agreement. Upon any such default, the Secured Party shall have all the rights and remedies provided by the Uniform Commercial Code in force in the State of Wyoming at the date of this Pledge Agreement and in addition thereto, the Secured Party shall be entitled to recover its costs and expenses, including attorney fees, which result from such breach or default. The Secured Party shall have full power and authority to sell, assign, transfer and deliver the collateral at public or private sale or sales at the option of the Secured Party, without notice or advertisement, and the Secured Party may Acquisition at any public sale all or any part or parts of the pledged certificates at any such sale and shall thereupon hold the property so Acquisitiond free of any claim of the Pledgors, and no Acquisitionr at any such sale shall be responsible for the application of the Acquisition money. After deducting all costs, expenses and fees, including attorney fees, incurred by the Secured Party in making such sale or sales, the net proceeds therefrom shall be applied to the payment of the Obligation in such manner as the Secured Party in its sole discretion may elect, and the surplus, if any, shall be paid to the Pledgor.

          From and after an event of default, and if such event of default shall continue (i) for five (5) days, in the case of nonpayment, or (ii) for twenty (20) days, in the case of breach of any other warranty or covenant, after Secured Party shall have given the Pledgor written notice thereof, the Pledgor does hereby constitute and appoint the Secured Party as such Pledgor's true and lawful attorney-in-fact irrevocable, coupled with an interest, for the Pledgor and in the Pledgor's name and stead to make, execute and deliver all necessary instruments of assignment and transfer, and full power and authority to act in respect of the pledged certificates as though the owner thereof, including the right to vote, appoint a proxy, and receive distributions and to substitute one or more persons with like power, the Pledgor hereby ratifying and confirming all that the said attorney-in-fact or substitute or substitutes shall lawfully do by virtue hereof.

          The Secured Party shall not be obligated to make any sale or other disposition of the Collateral unless and until the terms thereof shall be satisfactory to it. The Secured Party may, without notice or publication, adjourn any public or private sale, and may hold such sale at any time or place to which the same may be so adjourned. In the event of any sale of all or any part of the Collateral, on credit or future delivery, the Collateral so sold may be retained by the Secured Party until the selling price has been paid in full by the Acquisitionr thereof, and the Secured Party shall incur no liability in case of the failure of the Acquisitionr to take up and pay for the Collateral, and, in case of any such failure, the Collateral which were the subject matter of the sale to such Acquisitionr may again be sold in the manner hereinabove provided for the sale of the Collateral generally.

     12. The Pledgor agrees that the Secured Party shall have no duty or liability as to the preservation of any rights pertaining to the Collateral beyond the safe custody thereof and the return thereof to the Pledgor upon the complete satisfaction and payment of the Obligation. The Secured Party shall have no liability to the Pledgor for any diminution in value of the Collateral which may occur between the period of time between the declaration of default and the actual sale thereof.

     13. Concurrently with the execution of this Pledge Agreement, the Pledgor agrees to and shall deliver to Secured Party control for the Membership Interests, as the term "control" is defined in Section 8-106(c) of the Delaware Code Annotated, executed in the form attached hereto as Exhibit A.

     14. The Pledgor agrees that so long as the Obligation is due and owing to the Secured Party the Pledgor shall not, either in its individual capacity or as an officer, director or member of NuCoal, directly or indirectly authorize, permit, cause, vote for, consent to, or otherwise allow to exist any of the following:

          (a) The commencement of legal dissolution proceedings or the administrative dissolution of NuCoal;

          (b) Any sale, conveyance, assignment, gift or other transfer of all or substantially all of the assets of NuCoal, without the prior written consent of Secured Party;

          (c) Any merger, consolidation, or other combination of NuCoal with any other legal entity, or the entry by NuCoal into any partnership, joint venture, corporation or other business organization, without the prior written consent of Secured Party;

          (d) The grant, assignment, conveyance, hypothecation or other transfer by the Pledgor of any of the Membership Interests or any interest, direct or indirect, therein, or the entry into of any agreement for any of the foregoing, unless and to the extent the net proceeds received from such transaction are sufficient to, and applied directly toward, the payment in full of the Obligation due or to become due and owing, including all accrued interest thereon and all other amounts due thereon; and

          (e) The issuance of any additional membership interests in NuCoal, whether common or preferred, except for membership interests issued in connection with a transaction permitted under Paragraph 14(c) of this Pledge Agreement.

          The agreements and undertakings of the Pledgor hereunder shall cease and terminate at such time as the Obligation is satisfied and paid in full.

     15. All of the remedies of the Secured Party hereunder either provided for in this Pledge Agreement or covered by the applicable laws shall be cumulative and not alternative, and they may be enforced successively or concurrently and without derogation of the foregoing, the obligations of the Pledgor herein contained may be specifically enforced in equity or may be enforced without recourse to any court.

     16. This Agreement shall be binding upon Pledgor, its legal representatives, successors and assigns. This Agreement shall be construed in accordance with and governed by the laws of the State of Wyoming.

     17. All words used herein in the singular shall extend to and include the plural. All words used herein in the plural shall extend to and include the singular. All words used in any gender shall extend to and include all genders.

     18. This Agreement constitutes the entire understanding and agreement between the parties relating to the subject matter hereof and supersedes and cancels any prior written or oral understanding or agreement between the parties relating to the subject matter hereof. This Agreement shall not be amended, altered or supplemented in any way except by an instrument in writing, signed by the duly authorized representative of the parties.

     IN WITNESS WHEREOF, the Pledgor has executed this Agreement as of the ____ day of ____________, 1999.

                                             /s/ JAMES W. MAHLER
PLEDGOR                                      ----------------------------------
                                             SGI International


                                             /s/ ART THOMAS
SECURED PARTY                                ----------------------------------
                                             Bluegrass Coal Development Company

                                   EXHIBIT A

                        CONTROL AGREEMENT FOR NUCOAL LLC
                              MEMBERSHIP INTERESTS

     This Control Agreement for NuCoal LLC membership interests (the "Agreement") is entered into effective as of this ____ day of __________, 1999 (the "Effective Date") by and between SGI International, a Utah Corporation ("SGI"), NuCoal LLC, a Delaware limited liability company ("NuCoal"), and Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass"). Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to them in the Pledge Agreement for the NuCoal membership interests ("Pledge Agreement") entered into on even date by SGI and Bluegrass.

                                    RECITALS

     A. Bluegrass and Americoal Development Company, a Delaware corporation, entered into an Acquisition Agreement, dated April 22, 1999, and an Amended and Restated Acquisition Agreement, dated ________, each with SGI (collectively the "Acquisition Agreement") for the purposes of, among other things, the sale, transfer and assignment of the Membership Interests in NuCoal owned by Bluegrass and Americoal to SGI.

     B. As security for certain obligations of SGI under the Acquisition Agreement, SGI entered into the Pledge Agreement whereby SGI granted Bluegrass a security interest in the NuCoal Membership Interests, exercisable upon default of SGI as defined in the Pledge Agreement.

     C. To perfect Bluegrass' security interest in the Membership Interests, which are not represented by a membership certificate, and as a condition to Bluegrass' execution of the Acquisition Agreement, SGI desires to transfer and assign, and Bluegrass desires to accept, control of the Membership Interests as the term "control" is defined in Section 8-106(c) of the Delaware Code Annotated.

                                   AGREEMENT

     In consideration of the above premises, for the consideration, and subject to the terms and conditions herein set forth, the parties agree as follows:

     1. NuCoal, as the issuer of the NuCoal Membership Interests, hereby complies with the instructions of SGI, Acquisition of the Membership Interests, as evidenced by SGI's execution of this Agreement, and grants control of the Membership Interests, as the term "control" is defined in Section 8-106(c) of the Delaware Code Annotated.

     2. By virtue of this Agreement, both SGI and NuCoal consent that each will be required to follow the instructions of Bluegrass during the term of and pursuant to the terms and conditions set forth in the Pledge Agreement with respect to the Membership Interests in existence as of the Effective Date and any membership interests in NuCoal issued after the Effective Date.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives, on the day and year first written above.

SGI INTERNATIONAL,                      BLUEGRASS COAL DEVELOPMENT
a Utah corporation                      COMPANY, a Delaware corporation

By: /s/ JAMES W. MAHLER                 By:  /s/ ART THOMAS

Name:  James W. Mahler                  Name:

Title: Executive Vice President         Title:


NUCOAL LLC, a Delaware limited liability company

By:   /s/ ART THOMAS

Name:

Title:

                                  EXHIBIT 3.1H
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

         SECURITY AGREEMENT FOR ENCOAL FACILITIES AND TEK-KOL PROPERTY

     This SECURITY AGREEMENT ("Agreement") is entered into effective as of this ______ day of ________, 1999 ("Effective Date") by and between SGI International, a Utah Corporation ("SGI"), whose principal office is 1200 Prospect Street, Suite 325, La Jolla, California 92037 and Bluegrass Coal Development Company, a Delaware corporation, its successors and assigns ("Bluegrass"), whose principal office is 1500 North Big Run Road, Ashland, Kentucky 41102 and Americoal Development Company ("Americoal") whose principal office is 1500 North Big Run Road, Ashland, Kentucky 41102. Capitalized terms used in this Agreement which are not defined herein shall have the meanings given to them in the Acquisition Agreement among SGI, Bluegrass and Americoal Development Company ("Americoal"), (the "Acquisition Agreement") and that certain Amended and Restated Acquisition Agreement (the "Amended Acquisition Agreement") among SGI, Bluegrass and Americoal, dated ________________, 1999.

                                    RECITALS

          A. Bluegrass and Americoal have entered into that certain Acquisition Agreement and Amended and Restated Acquisition Agreement with SGI whereby Bluegrass has agreed to sell, transfer and assign to SGI its membership interest in TEK-KOL, a California general partnership ("TEK-KOL"), all of Bluegrass' interest in the intellectual property and all tangible property held by TEK-KOL (the "LFC Property") and the coal upgrading facility located in Gillette, Wyoming on the Buckskin Mine land (the "Encoal Facilities").

          B. As a material part of the consideration provided by SGI under the Acquisition Agreement and the Amended Acquisition Agreement and as security for the performance and satisfaction by SGI of the obligations set forth in Sections 3.1.2(a), 3.1.2(b) and 3.1.2(c) of the Amended Acquisition Agreement (the "Obligations"), SGI has agreed to grant to Bluegrass a security interest in the Encoal Facilities and the tangible personal property of TEK-KOL.

                                   AGREEMENT

          I.   Grant of Security Interest

          For good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, SGI grants and assigns to Bluegrass a security interest in all of SGI's present and future right, title and interest in and to any and all of the following property, whether such property is now existing or owned or hereafter created, arising or acquired, wherever located, in any and all additions and accessions thereto and substitutions therefor, and in the proceeds from all of same (collectively, the "Collateral"):

          1. The tangible personal property held by TEK-KOL, including but not limited to TEK-KOL's computers and furniture; and

          2. The Encoal Facilities as set forth in this Agreements and more particularly described in Schedules A, which are attached hereto and made a part hereof.

          The security interests granted hereby are made to secure the performance and satisfaction of the Obligations. The Collateral provided by this Agreement shall continue as security for such performance and satisfaction of the Obligations until SGI's receipt of a termination statement executed by Bluegrass and Americoal, which shall be filed by Bluegrass and Americoal upon satisfaction by SGI of the Oligations.

          II. SGI'S REPRESENTATIONS, WARRANTIES AND COVENANTS

SGI expressly represents, warrants and covenants as follows:

          1. As to the Collateral, whether now or hereafter acquired, SGI is or will be the lawful owner thereof, and does and will have good right to pledge, sell, assign and transfer the same and grant a security interest therein to Bluegrass and Americoal, free from any lien, security interest or encumbrance other than that of Bluegrass and Americoal, and none of such Collateral has been or will be pledged, assigned, transferred, or in any way encumbered to any person or entity other than to Bluegrass and Americoal. SGI will not permit or allow the Collateral to be attached or replevied and will warrant and defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein.

          2. SGI is duly organized and existing under the laws of Utah, and is duly qualified and in good standing in every state in which it is doing business.

          3. SGI will give Bluegrass and Americoal prior written notice of any change in the location of its principal office or any change in SGI's name. SGI will keep all records concerning the Collateral at its principle office as set forth in this Agreement.

          4. The execution, delivery and performance of this Agreement are within SGI's powers, have been duly authorized, are not in contravention of law or the terms of SGI's charter, by-laws, articles of incorporation, or of any indenture, agreement or undertaking to which SGI is a party or by which SGI is bound.

          5. SGI will at all reasonable times and from time to time assist and allow Bluegrass and Americoal, by or through any of its officers, agents, employees, attorneys, or accountants, to examine, inspect, and make copies of SGI's books and other records, and instruments or other papers evidencing any security or other documents and information relating thereto. SGI will not sell or transfer any interests in the Collateral without the prior written consent of Bluegrass and Americoal.

          6. No financing statement covering the Collateral or any proceeds thereof is on file in any public office. At the request of Bluegrass and

Americoal, SGI will execute one or more financing statements or other documents or procure any document in form satisfactory to Bluegrass and Americoal and will pay all connected costs, as deemed necessary or desirable by Bluegrass and Americoal to protect the security interest under this Agreement against the rights or interests of third persons, including through the filing of any financing statement, this Agreement, any continuation or termination statement, or other document in all appropriate public offices. A carbon, photographic or other reproduction of this Agreement, any other security agreement or a financing statement is sufficient as a financing statement.

          7. SGI will pay all taxes and assessments of every nature which may be levied or assessed against the Collateral.

          8. SGI shall fully and faithfully account for, and to take all steps necessary to enable Bluegrass to perfect its security interest in the Collateral and its proceeds granted herein.

          9. SGI will not use or permit the use of the Collateral in violation of any applicable statutes, regulation or ordinances.

          10. SGI shall at all times keep the Collateral separate and distinct from other property of the SGI and shall keep accurate and complete records of the Collateral. In the event of a default hereunder, Bluegrass and Americoal shall have full power and is hereby appointed attorney-in-fact for SGI to collect, compromise, endorse, sell or otherwise deal with the Collateral or proceeds thereof in its own name or that of SGI. SGI shall pay to Bluegrass on demand any and all expenses, including legal expenses and reasonable attorneys' fees incurred or expended by Bluegrass and/or Americoal in the collection or attempted collection of the liabilities and indebtedness secured by this Agreement.

          11. In the event this Agreement is placed in the hands of an attorney for enforcement, SGI will pay the reasonable attorneys' fees of Bluegrass and/or Americoal and any and all costs and expenses incurred by Bluegrass and/or Americoal in recovering possession of the Collateral and in enforcing this Agreement, and the same shall be secured by this Agreement.

          III. EVENTS OF DEFAULT

          SGI shall be in default under this Agreement, after written notice from Bluegrass to SGI of a default and SGI fails within thirty (30) calendar days thereafter to cure such default, upon the happening of any of the following events or conditions:

               (a) default in the payment or performance of the Obligations;

               (b) any warranty, representation or statement made or furnished to Bluegrass and Americoal by or on behalf of SGI proves to have been false in any material respect when made or furnished;

               (c) any event which results in the acceleration of the maturity of any indebtedness of SGI to others under any indenture, agreement or undertaking;

               (d) dissolution, termination of existence, merger, consolidation, reorganization, insolvency, business failure, suspension or liquidation of usual business, issuance of writ of garnishment or attachment or of notice of tax or other lien against the property of, appointment of a receiver for any part of the property of, assignment for the benefit of creditors by, entry of judgment against, or commencement of any proceeding under any bankruptcy or insolvency laws by or against SGI or any guarantor or surety for SGI; or

               (e) Bluegrass has requested further assurances from SGI that the prospect of its receiving any payment on any obligation secured hereby, that the performance of any of the terms of this Agreement, or that the possibility of resorting to the Collateral for the purpose of satisfying any obligation, is not impaired, and SGI has not reasonably provided such assurances, within ten (10) calendar days of receipt by SGI of the request for assurances.

          IV. REMEDIES UPON DEFAULT

          Upon any such default and at any time thereafter, Bluegrass may, without demand or notice, declare all obligations secured hereby immediately due and payable and shall have the remedies of a secured party under the applicable Uniform Commercial Code. Bluegrass and Americoal may require SGI to assemble the Collateral and deliver or make it available to Bluegrass and Americoal at a place to be designated by Bluegrass and Americoal. Bluegrass and Americoal will give SGI reasonable notice of the time and place of any public sale thereof or at the time after which any private sale or any other intended disposition thereof is to be made. The requirements of reasonable notice shall be met if such notice is mailed, postage prepaid, to the addresses of SGI and Americoal shown at the beginning of this Agreement at least ten days before the time of the sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include Bluegrass' and Americoal's reasonable attorneys' fees and legal expenses.

          No waiver by Bluegrass or Americoal of any right, remedy or event of default with respect to any of SGI's obligations shall operate as a waiver of any other right, remedy or event of default on a future occasion. The rights of Bluegrass and Americoal under this Agreement shall not waive or impair any other security Bluegrass or Americoal may have or hereafter acquire for the payment of any notes, liabilities, or other indebtedness, nor shall the taking of any such additional security waive the rights of Bluegrass or Americoal under this Agreement. No waiver, change, modification or discharge of any of Bluegrass' or Americoal's rights or SGI's duties as so specified or allowed will be effective unless contained in a written instrument signed by Bluegrass and Americoal.

          All rights of Bluegrass and Americoal hereunder shall inure to the benefit of their successors and assigns, and all promises and duties of SGI shall bind the heirs, executors, administrators, successors or assigns of SGI.

          This Agreement and the transactions it secures shall be governed by the laws of the State of Wyoming. This Agreement shall become effective when it is signed by SGI.

     V.   MISCELLANEOUS

     1. This Security Agreement, together with the Acquisition Agreement and the Amended Acquisition Agreement constitutes the entire understanding and agreement of the parties as to the matters set forth in this Security Agreement. No alteration of or amendment to this Security Agreement shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment.

     2. Each party hereto shall bear its own costs related to this Agreement and the transaction, including its own attorneys fees and any other costs of any kind.

     3. The Agreement shall be governed by and enforced in accordance with the laws of the State of Wyoming.

     4. Any notice, demand, request or payment required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given
(i) on the date of delivery, if personally delivered by 12:00 p.m., (ii) three
(3) business days after mailing if mailed by certified or registered mail, postage prepaid, return receipt requested, (iii) one (1) business day after delivery to any overnight express courier service if received by Bluegrass before 12:00 p.m., and (iv) on the business day of receipt if sent by facsimile, where applicable, and received before noon, provided receipt thereof is confirmed and a copy thereof is sent in the manner provided in clause (i) above, addressed to the addressee at the principal office of SGI International, 1200 Prospect, Suite 325, La Jolla, Calif. 92037, to Bluegrass at Addington Corporate Center, 2000 Ashland Drive, Ashland, Kentucky 41101-7058, and to Americoal at 2000 Ashland Drive, Ashland, Kentucky 41101-7058. Any party may change its address for purposes of this Agreement by written notice given in accordance with this Article.

     5. The rights or obligations of the parties hereby may not be assigned or delegated in any way without the written consent of the other party, which it may withhold in its sole and absolute discretion. This Agreement is binding upon each party hereto, and upon each party's respective successors and permitted assigns.

     6. If any provision or term of this Agreement is held to be invalid, void, or unenforceable the remainder of the provisions shall remain in full force and effect and shall not be affected, impaired, or invalidated.

     7. The parties hereto agree that time is of the essence in the completion of all obligations and activities described herein.

     8. There are no third-party beneficiaries to this Agreement and nothing herein shall confer any rights upon any person or entity who or which is not a party to this Agreement.

     9. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed to constitute an original and the same instrument. Faxed signatures shall be deemed to be the same as original signatures.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the ____ day of ____________, 1999.

SGI INTERNATIONAL                            BLUEGRASS COAL DEVELOPMENT
                                             COMPANY

By: /s/JAMES W. MAHLER                       By:  /s/ ART THOMAS

Name: James W. Mahler                        Name:

Title: Executive Vice President              Title:


AMERICOAL DEVELOPMENT COMPANY


By:   /s/ ART THOMAS

Name:

Title:

                                  EXHIBIT 3.1I

                  TO AMENDED AND RESTATED ACQUISITION AGREEMENT
                    FINANCING STATEMENT FOR ENCOAL FACILITIES

                                STATE OF WYOMING
           UNIFORM COMMERCIAL CODE - FINANCING STATEMENT - FORM UCC-1

This FINANCING STATEMENT is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

3.  Maturity Date (if any):

1.  Debtor(s) (Last Name First) and Address(es)  2.  Secured Party & Address             For Filing Officer, Date, Time, File No.,
                                                                                         Filing Office
------------------------------------------------ --------------------------------------- ------------------------------------------

Encoal Corporation                               Bluegrass Coal Development Company
319 South Gillette Avenue                        2000 Ashland Drive
Suite 260                                        Ashland, Kentucky 41102
Gillette, Wyoming 82716

------------------------------------------------ --------------------------------------- ------------------------------------------

---------------------------------------------------------------------------------------- ------------------------------------------

4.  This financing statement covers the following types (or items) of property:  (if     ASSIGNEE OF SECURED PARTY
collateral is crops or fixtures, include description of real estate)

---------------------------------------------------------------------------------------- ------------------------------------------
---------------------------------------------------------------------------------------- ------------------------------------------

See Exhibit A attached hereto and incorporated herein by this reference.

Certain of the items of collateral described in Exhibit A  are, or are to become, fixtures attached to the real property described on Schedule A attached hereto. The debtor is a record owner of the real estate described on Schedule A.






|_| Products of Collateral are also covered.
---------------------------------------------------------------------------------------- ------------------------------------------
---------------------------------------------------------------------------------------- ------------------------------------------

                                                                                     Check if applicable:
                                                                                     |_| The described crops are growing or are to
                                                                                     be grown on the real estate described herein.
                                                                                     |_| The described goods are or will be affixed
                                                                                     to the real estate described herein and this
                                                                                     statement is to be filed in the same office as
                                                                                     the real estate records.

                                                                                     Name of real estate record owner if other than
                                                                                     Debtor:
------------------------------------------------------------------------------------ ----------------------------------------------
------------------------------------------------------------------------------------ ----------------------------------------------

Filed with:   Campbell County County Clerk                                               No. of Additional Pages Presented:
---------------------------------------------------------------------------------------- -----------------------------------------



     Encoal Corporation
BY:------------------------------                                 --------------------------------------------
Name of Debtor                                                     Signature(s)of Debtor(s)or Secured Party*

                                                                       .

                                  EXHIBIT 3.1J
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                            ASSIGNMENT OF CONTRACTS


     This Assignment of Contracts (this "Agreement"), dated as of _________, 1999, is among (i) Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass") and (ii) Encoal Corporation, a Delaware corporation ("Encoal").

                                    RECITALS

     A. Encoal ("Assignor") is a party to certain leases, contracts and other agreements with third parties (the "Contracts").

     B. The Assignor desires to assign to Bluegrass ("Assignee"), and Assignee desires to assume, all of Assignor's rights, title and interest in and to the Contracts.

     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Assignment and Assumption. Assignor hereby assigns, transfer and set over unto Assignee all of their rights, title, interest, duties and obligations in, to and under the Contracts. Assignee hereby assumes all of Assignor's rights, title, interest, duties and obligations in, to and under the Contracts.

     2. Appointment. Assignor hereby constitutes and appoints Assignee the true and lawful attorney of Assignor, with full power of substitution, for it and in its name and stead, but on behalf and for the benefit of Assignee, to demand, receive and collect from time to time any and all monies, credits, claims or rights due or to become due relating to the Contracts, and to give receipts and releases for and in respect of the same or any part thereof, to collect, for the account of Assignee, all receivables and other items of Assignor related to the Contracts and to endorse in the name of Assignor or in the name of Assignee any checks received on account of any such receivables or other items; to constitute and prosecute in the name of Assignor, but at the expense and for the benefit of Assignee, any and all proceedings at law, in equity or otherwise which Assignee may deem proper; to collect, assert, protect or enforce any claim, right, title, debt, account, or interest of any kind in or to any of the Contracts and to defend, compromise, settle and release any and all claims, actions, suits or proceedings in relation thereto; and to do all such acts and things in relation thereto as Assignee shall deem desirable. Assignor hereby declares that the appointment made and the powers granted by this paragraph are coupled with an interest and are and shall be irrevocable by Assignor and shall extend to Assignor's successors and assigns. Assignor covenants and agrees to immediately transfer and deliver to Assignee any cash or other property that Assignor may receive in respect of the Contracts.

     3. Assignor and Assignee hereby (i) represents and warrants that the assignments contemplated hereby do not result in a breach or violation of (with or without the passage of time or notice or both) the terms of the Contracts and
(ii) agrees to indemnify, defend and hold Assignee and its directors, officers, employees, agents, representatives, successors and assigns (collectively, the "Assignee Indemnitees") harmless from and against any loss, damage, liability, or expense, including reasonable attorneys' fees, resulting to the Assignee Indemnitees, either directly or indirectly, arising out of or related to any such breach or violation.

     4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Wyoming (without regard to its conflicts of law doctrines).

     5. Counterparts. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages) and all such counterparts taken together shall constitute one and the same Agreement.

     6. Severability. If any provision of this Agreement or its application will be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, will not in any way be affected or impaired. If any court shall determine that any provision of this Agreement is in any way unenforceable, such provision shall be reduced to whatever extent is necessary to make such provision enforceable.

     7. Entire Agreement. All prior negotiations and agreements by and among the parties hereto with respect to the subject matter hereof are superseded by this Agreement, there are no representations, warranties, understandings or agreements with respect to the subject matter hereof other than those expressly set forth in this Agreement.

     8. Headings. Section headings are not to be considered part of this Agreement, are solely for convenience of reference, and shall not affect the meaning or interpretation of this Agreement or any provision in it.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first above written.


ASSIGNORS:                                   ENCOAL CORPORATION, NUCOAL LLC and
                                             TEK-KOL


                                             By: /S/JAMES W. MAHLER
                                             Title: Executive Vice President

ASSIGNEE:                                    BLUEGRASS COAL DEVELOPMENT
                                             COMPANY


                                             By: /s/ ART THOMAS
                                             Title:

STATE OF KENTUCKY )
                  ) SS:
COUNTY OF _______ )

     The foregoing instrument was acknowledged before me this ______ day of _________, 1998, by ____________________, as _______________of Bluegrass Coal
Development Company.

     My commission expires: ____________________________.


                                        NOTARY PUBLIC, STATE-AT-LARGE, KY.

STATE OF KENTUCKY )
                  ) SS:
COUNTY OF _______ )

     The foregoing instrument was acknowledged before me this ______ day of _________, 1998, by ____________________, as _______________of Encoal
Corporation.

     My commission expires: ____________________________.


                                        NOTARY PUBLIC, STATE-AT-LARGE, KY.

STATE OF KENTUCKY )
                  ) SS:
COUNTY OF _______ )

     The foregoing instrument was acknowledged before me this ______ day of ___________, 1998, by ___________________, as ____________________ of Encoal
Corporation.

     My commission expires: ____________________________.


                                        NOTARY PUBLIC, STATE-AT-LARGE, KY.

                                  EXHIBIT 3.1K
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

         ASSIGNMENT OF THE ENCOAL FACILITY USE AND INDEMNITY AGREEMENT


     THIS ASSIGNMENT OF THE ENCOAL FACILITY USE AND INDEMNITY AGREEMENT (the "Assignment") is entered into effective as of the ______ day of __________, 1999 (the "Effective Date") by and between, BLUEGRASS COAL DEVELOPMENT COMPANY, a Delaware Corporation ("Bluegrass"), WYOMING COAL TECHNOLOGY, INC., a Wyoming Corporation ("WCT"), AEI RESOURCES, INC., A Delaware corporation ("AEI," together, Bluegrass WCT, and AEI shall be referred to herein as "Assignors") and SGI International, a corporation ("Assignee" or "SGI").

                                    RECITALS

     1. Assignors are parties along with VULCAN COAL COMPANY, L.L.C., a Delaware limited liability company ("Vulcan") and TRITON COAL COMPANY, LLC, a Delaware limited liability company ("Triton") to the ENCOAL FACILITY USE AND INDEMNITY AGREEMENT (the "ENCOAL Services Agreement").

     2. Assignors desire to assign and Assignees desire to accept all of Assignor's rights in or connected with such the ENCOAL Services Agreement, pursuant to the terms of that certain Acquisition Agreement effective as of April 22, 1999 and the Amended and Restated Acquisition Agreement effective as of ___________, 1999, among Assignors and Assignee.

     3. Assignees desire Assignors to and Assignors agree to continue to be bound to the terms of Section 5.5 and Article 6 of the ENCOAL Services Agreement, until Vulcan and Triton release Assignors from all obligations of any kind and nature under the ENCOAL Services Agreement.

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     Definitions: Capitalized terms used herein will either have the meaning specifically defined herein or if not defined herein the meaning ascribed to those terms in the ENCOAL Services Agreement.

     1. Grant and Assignment. For value received, and subject to the limitations set forth in Section 2, Assignors hereby grant, assign, and transfer (collectively "Assigns") all of their right, title and interest in or connected with the ENCOAL Services Agreement to Assignee.

     2. Consent and Retention of Obligations. In consideration for the consent by Triton and Vulcan to the assignment of the ENCOAL Services Agreement to SGI International and the sale of the ENCOAL corporation stock to Assignee, Assignors agree to continue to be bound to Section 5.5 and Article 6 of the ENCOAL Services Agreement.

     Based on the agreement of Assignors to continue to be bound to the provisions of Section 5.5 and Article 6, Triton and Vulcan hereby consent to the assignment by WCT, AEI and Bluegrass of the ENCOAL Services Agreement to Assignee as well as the sale of the stock of the ENCOAL corporation to Assignee.

     Triton and Vulcan further consent to the assignment of SGI's rights under the ENCOAL Services Agreement and the transfer of the ENCOAL stock back to AEI, WCT and Bluegrass. This latter assignment is contingent upon the failure of SGI to meet certain obligations under Sections 3.1.2(a), 3.1.2(b) and 3.1.2(c) under the Amended and Restated Acquisition Agreement among SGI International, Bluegrass and Americoal Development Company. Should SGI fail to meet these conditions, then upon Bluegrass' request, the ENCOAL stock or all or any part of the associated assets and liabilities, including the ENCOAL Plant, will be transferred back to Bluegrass.

     3. Assumption of Obligations. Assignor and Assignee unanimously agree that this Assignment shall relieve Assignors individually from all other obligations under the ENCOAL Services Agreement, except as specifically described in Section 2 above.

     4. Limitation. Nothing in this Assignment shall be interpreted to impose in any way additional obligations on Assignors, except as specifically stated herein.

     5. Governing Law. This Assignment and Assumption Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Wyoming.

     6. Severability. If any provision of this Assignment is held to be illegal, invalid or unenforceable under the present or future laws in effect during the existence of this Assignment, such provision will be fully severable; this Assignment will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment; and the remaining provisions of this Assignment will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Assignment. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Assignment a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     7. Waiver. A party's failure to insist on compliance or enforcement of any provisions of this Assignment shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Assignment and by that party or any other party.

     8. Multiple Counterparts. This Assignment may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

     IN WITNESS WHEREOF, the Parties have executed this ASSIGNMENT OF THE ENCOAL FACILITY USE AND INDEMNITY AGREEMENT effective as of the Effective Date.


BLUEGRASS COAL DEVELOPMENT              WYOMING COAL TECHNOLOGY, INC.
COMPANY, a Delaware corporation


By: /s/ ART THOMAS                      By: /s/ ART THOMAS

Name:                                   Name:

Title:                                  Title:


AEI RESOURCES, INC.,                    SGI INTERNATIONAL,
a Delaware corporation                  a corporation

By: /s/ ART THOMAS                      By: /s/ JAMES W. MAHLER

Name:                                   Name:

Title:                                  Title:


TRITON COAL COMPANY, LLC                VULCAN COAL COMPANY, LLC

By:  /s/ MARK SOLOCHEK                  By:   /s/ MARK SOLOCHEK

Name:                                   Name:

Title:                                  Title:

                                  EXHIBIT 3.1L
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                    PROPOSED MODIFICATIONS TO ENCOAL USE AND
                           INDEMNIFICATION AGREEMENT

     1. The lease of the Encoal Facilities, as defined under the Encoal Use and Indemnification Agreement (the "Agreement"), will be removed from the Agreement and a separate lease agreement for the Encoal Facilities will be executed on terms substantially similar to the terms of the lease of the Encoal Facilities under the Agreement.

     2. Relocation of CDL Loading facilities as acceptable to both Triton and SGI.

                                  EXHIBIT 3.2.2
                  TO AMENDED AND RESTATED ACQUISITION AGREEMENT

           LLC MEMBERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of the ____ day of ____________, 1999 (the "Effective Date") by and between, ENCOAL CORPORATION, a Delaware Corporation ("Encoal"), AMERICOAL DEVELOPMENT COMPANY, a Delaware Corporation ("Assignor") and SGI INTERNATIONAL, a Utah corporation ("Assignee").


                                    RECITALS

     1. Encoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal LLC, a Delaware limited liability company (the "Company") and Americoal is the owner of fifty percent (50%) of the outstanding membership interests in NuCoal. Encoal's and Americoal's respective 50% membership interests in NuCoal are referred to herein as the "Interest".

     2. Pursuant to the laws of the State of Wyoming, Assignor's Interest as a Member of the Company is deemed to be personal property.

     3. Assignor, pursuant to the terms of that certain Acquisition Agreement, effective as of April 22, 1999 and the Amended and Restated Acquisition Agreement, effective as of _______________, 1999, among Assignor, Assignee, and Bluegrass Coal Development Company, wishes to grant its Interest as a Member of the Company and assign all of its rights in or connected with its Interest as Member of the Company to the Assignee.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:


     1. Grant and Assignment. Pursuant to Article ____ of the Operating Agreement for the Company and the terms of this Assignment and Assumption Agreement, and for value received, Assignor hereby grants, assigns, orders and transfers (collectively "Assigns") the Interest and all of its rights in or connected with the Interest to the Assignee. Upon such grant, assignment, order, and transfer (collectively, "Assignment"), Assignee shall be deemed to be the owner of the Assignor's rights as Member of the Company with respect to the Interest.

     2. Assumption of Obligations. Assignor and Assignee unanimously agree that the Assignment shall relieve Assignor individually from all obligations of the Company accruing on, after or before the Effective Date hereof with respect to the Interest and that Assignee shall assume such obligations. As such, concurrent with this Transfer, Assignor hereby delegates all of its obligations for its debts as a Member of the Company with respect to the Interest to Assignee, and, concurrent with this Transfer, Assignee hereby assumes all of the obligations for the debts of Assignor as a Member of the Company with respect to the Interest.

     3. Limitation. Nothing in this Assignment and Assumption Agreement shall be interpreted to impose in any way additional obligations beyond the obligations for the debts of Assignor as a Member of the Company immediately prior to the execution of this Assignment and Assumption Agreement.

     4. Governing Law. This Assignment and Assumption Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Wyoming.

     5. Severability. If any provision of this Assignment and Assumption Agreement is held to be illegal, invalid or unenforceable under the present or future laws in effect during the existence of this Assignment and Assumption Agreement, such provision will be fully severable; this Assignment and Assumption Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment and Assumption Agreement; and the remaining provisions of this Assignment and Assumption Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Assignment and Assumption Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Assignment and Assumption Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     6. Waiver. A party's failure to insist on compliance or enforcement of any provisions of this Assignment and Assumption Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Assignment and Assumption Agreement by that party or any other party.

     7. Multiple Counterparts. This Assignment and Assumption Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

     8. Survival. Notwithstanding any subsequent amendment to the Operating Agreement of the Company, this Assignment and Assumption Agreement shall remain in full force and effect.

     IN WITNESS WHEREOF, the Parties have executed this Assignment and Assumption Agreement effective as of the Effective Date.

SGI INTERNATIONAL,                            AMERICOAL DEVELOPMENT
a Utah corporation                            COMPANY, a Delaware corporation


By: /S/ JAMES W. MAHLER                       By:  /s/ ART THOMAS

Name: James W. Mahler                         Name:

Title:                                        Title:


ENCOAL CORPORATION, a Delaware corporation

By:   /s/ ART THOMAS

Name:

Title:

                                  EXHIBIT 3.2.3
                  TO AMENDED AND RESTATED ACQUISITION AGREEMENT

            PARTNERSHIP INTEREST ASSIGNMENT AND ASSUMPTION AGREEMENT

     THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is entered into effective as of the ______ day of __________, 1999 (the "Effective Date") by and between, BLUEGRASS COAL DEVELOPMENT COMPANY, a Delaware Corporation ("Assignor") and OCET, a Delaware corporation, ("Assignee").

                                    RECITALS

     1. Assignor is the owner of fifty percent (50%) of the outstanding general partnership interests in the TEK-KOL Partnership, a California general partnership (the "Partnership"), and Assignee is the owner of the other fifty percent (50%) of the outstanding general partnership interests in the Partnership. Assignor's 50% partnership interest in the Partnership is referred to herein as the "Interest".

     2. Pursuant to the laws of the State of Wyoming, Assignor's Interest as a Partner is deemed to be personal property.

     3. Assignor, pursuant to the terms of that certain Acquisition Agreement effective as of April 22, 1999 and the Amended and Restated Acquisition Agreement effective as of ___________, 1999, among Assignor, Assignee, and Americoal Development Company, wishes to grant its Interest as a Partner in the Partnership and assign all of its rights in or connected with such Interest to the Assignee.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, other good and valuable consideration, the receipt, adequacy and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Grant and Assignment. Pursuant to Article ____ of the Partnership Agreement and the terms of this Assignment and Assumption Agreement, and for value received, Assignor hereby grants, assigns, orders and transfers (collectively "Assigns") the Interest and all of its rights in or connected with the Interest to the Assignee. Upon such grant, assignment, order, and transfer (collectively, "Assignment"), Assignee shall be deemed to be the owner of the Assignor's rights as a Partner with respect to the Interest.

     2. Waiver. Assignor and Assignee, as the sole general partners in the Partnership, hereby agree to waive any restrictions, limitations, or prohibitions on Assignor's right to transfer or assign the Interest to Assignee.

     3. Assumption of Obligations. Assignor and Assignee unanimously agree that this Assignment shall relieve Assignor individually from all obligations of the Partnership accruing on, after or before the Effective Date hereof with respect to the Interest and that Assignee shall assume such obligations. As such, concurrent with this Transfer, Assignor hereby delegates all of its obligations for its debts as a Partner in the Partnership with respect to the Interest to Assignee, and, concurrent with this Transfer, Assignee hereby assumes all of the obligations for the debts of Assignor as a Partner with respect to the Interest.

     4. Limitation. Nothing in this Assignment and Assumption Agreement shall be interpreted to impose in any way additional obligations beyond the obligations for the debts of Assignor as a Partner immediately prior to the execution of this Assignment and Assumption Agreement.

     5. Governing Law. This Assignment and Assumption Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Wyoming.

     6. Severability. If any provision of this Assignment and Assumption Agreement is held to be illegal, invalid or unenforceable under the present or future laws in effect during the existence of this Assignment and Assumption Agreement, such provision will be fully severable; this Assignment and Assumption Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Assignment and Assumption Agreement; and the remaining provisions of this Assignment and Assumption Agreement will remain in full force and effect and will not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Assignment and Assumption Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Assignment and Assumption Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     7. Waiver. A party's failure to insist on compliance or enforcement of any provisions of this Assignment and Assumption Agreement shall not affect the validity or enforceability or constitute a waiver of future enforcement of that provision or any other provision of this Assignment and Assumption Agreement by that party or any other party.

     8. Multiple Counterparts. This Assignment and Assumption Agreement may be executed in several counterparts, each of which will be deemed an original but all of which will constitute one and the same instrument. However, in making proof hereof it will be necessary to produce only one copy hereof signed by the party to be charged.

     9. Survival. Notwithstanding any subsequent amendment to the Partnership Agreement, this Assignment and Assumption Agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the Parties have executed this Assignment and Assumption Agreement effective as of the Effective Date.


OCET, a Delaware corporation                BLUEGRASS COAL DEVELOPMENT
                                            COMPANY, a Delaware corporation


By: /S/ JOHN R. TAYLOR                      By:   /s/  ART THOMAS

Name: John R. Taylor                        Name:

Title: Secretary                            Title:

                                 EXHIBIT 3.2.4A
                  TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                       BILL OF SALE WITH WARRANTY OF TITLE

     Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass"), located at ________________, in consideration for the payments and covenants made, and obligations and liabilities assumed, by SGI International as described in that certain Acquisition Agreement dated April 22, 1999 and Amended and Restated Acquisition Agreement dated ________, 1999 among SGI International, Bluegrass and Americoal Development Company (collectively, the "Acquisition Agreement"), the receipt of which is hereby acknowledged, hereby sells to SGI International any right, title or interest which Bluegrass may have, as a general partner of the TEK-KOL Partnership, a California general partnership ("TEK-KOL"), in and to any tangible property owned by TEK-KOL, wherever located.

     This Bill of Sale shall be effective as to the transfer of any right, title or interest which Bluegrass may have in and to the tangible property described herein as of the date set forth below.

     This Bill of Sale is executed ______________________, 1999.

                        BLUEGRASS COAL DEVELOPMENT COMPANY, a Delaware company


                        By:   /s/ ART THOMAS

                        Name:

                        Title:

                                 EXHIBIT 3.2.4B
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                             ASSIGNMENT OF PATENTS




See Attached

          EXHIBIT 3.2.4C TO AMENDED AND RESTATED ACQUISITION AGREEMENT

             ASSIGNMENT OF PERMITS FROM BLUEGRASS COAL DEVELOPMENT
                          COMPANY TO SGI INTERNATIONAL


There are no permits pertaining to the LFC Property in the names of Bluegrass or Americoal.

                                 EXHIBIT 3.2.4D
                  TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                   ASSIGNMENT OF TEK-KOL PARTNERSHIP INTEREST

     This Assignment is made effective as of ___________, 1999, between Bluegrass Coal Development Company, a Delaware Corporation ("Bluegrass" or "Assignor") and SGI International, a Utah corporation ("SGI" or "Assignee").

                                    RECITALS

     A. Bluegrass, SGI, and Americoal Development Company are parties to that certain Acquisition Agreement dated April 22, 1999 ("Agreement") and Amended and Restated Acquisition Agreement dated ___________, 1999 ("Amended Agreement").

     B. Bluegrass and SGI each own a 50% general partnership interest in the TEK-KOL Partnership, a California general partnership ("TEK-KOL").

     C. Pursuant to the Agreement and the Amended Agreement, Bluegrass has agreed to sell to SGI any rights which Bluegrass may have in any intangible property owned by TEK-KOL and in certain engineering plans.

                     ASSIGNMENT OF BLUEGRASS LFC INTERESTS

     NOW, THEREFORE, in consideration of the above Recitals, Bluegrass hereby irrevocably assigns, sets over, transfers and conveys any right, title and interest it may have in the following:

     1. Any intangible property, including any intellectual property rights, owned by TEK-KOL; and

     2. Any rights which Bluegrass may have in engineering drawings, plans, specifications, engineering information and data for construction of an LFC Plant (as defined in the 9/30/89 Addendum to the TEK-KOL Partnership Agreement dated 9/30/89) (collectively, "Engineering Plans").

     This Assignment is executed _________________, 1999.

BLUEGRASS COAL DEVELOPMENT COMPANY


By:   /s/ ART THOMAS

Name:

Title:

                                   ACCEPTANCE

     SGI International hereby accepts the Assignment of Bluegrass's interests as described above.

     This Acceptance is executed on ____________, 1999.

SGI INTERNATIONAL, a Utah corporation


By: /S/ JAMES W. MAHLER

Name: James W. Mahler

Title: Executive Vice President

                                  EXHIBIT 3.3
                 TO AMENDED AND RESTATED ACQUISITION AGREEMENT

                      BILL OF SALE WITH WARRANTY OF TITLE

     Bluegrass Coal Development Company, a Delaware corporation ("Bluegrass") and Encoal Corporation, a Delaware corporation ("Encoal"), each located at 1500 North Big Run Road, Ashland, Kentucky, in consideration for the payments and covenants made, and obligations and liabilities assumed, by SGI International as described in that certain Acquisition Agreement dated April 22, 1999 and Amended and Restated Acquisition Agreement dated ________, 1999 among SGI International, Bluegrass and Americoal Development Company (collectively, the "Agreements"), the receipt of which is hereby acknowledged, hereby sell to SGI International any right, title or interest which Bluegrass and Encoal may have in the Encoal Facilities as set forth in the Agreements and more particularly described in Exhibit A, which is attached hereto and made a part hereof.

     This Bill of Sale shall be effective as to the transfer of any right, title or interest which Bluegrass may have in and to the Encoal Facilities described herein as of the date set forth below. The representations, warranties and covenants of Bluegrass and SGI which are made with respect to the Encoal Facilities in the Agreements are incorporated by reference herein and this Bill of Sale is not intended to expand or restrict the meaning or effect of any such representations, warranties or covenants.

     This Bill of Sale is executed ______________________, 1999.

                                        BLUEGRASS COAL DEVELOPMENT
                                        COMPANY, a Delaware company


                                        By:   /s/ ART THOMAS

                                        Name:

                                        Title:

                                        ENCOAL CORPORATION, a Delaware company


                                        By: /S/JAMES W. MAHLER

                                        Name: James W. Mahler

                                        Title: Executive Vice President

                                   SCHEDULE A
                       TO ENCOAL FACILITIES BILL OF SALE

                               ENCOAL FACILITIES


The following facilities, structures and equipment are Encoal Facilities located as of the Closing of the Amended and Restated Acquisition Agreement between Bluegrass Development Company, Wyoming Coal Technology and SGI International, dated _____________, 1999. Reference to surveyed areas of "Tracts" in which these Encoal Facilities are more specifically located are bracketed following the general description or name of each facility.

     1.   Encoal Facility (Plant) [Encoal Facility Tract].

     2.   Encoal Motor Control Center [Encoal Facility Tract].

     3.   Encoal Control Room [Encoal Facility Tract].

     4. Coal Derived Liquid (CDL) Storage (3 tanks and associated containment and piping) [Encoal Tank Farm and Reservoir Tract].

     5.   Encoal Rail Siding [Encoal Rail Siding Tract].

     6.   Permanent Precipitate Storage Reservior [Encoal PPSR Reservoir Tract].

     7.   Three Thousand Ton Storage Silos (Raw Coal and Process Derived Fuel
          (PDF) Silos) [Encoal Silo Tract].

     8.   Encoal Pump House [Encoal Silo Tract].

     9.   Temporary Precipitate Storage Reservoir.

     10.  Encoal Land Farm.

          EXHIBIT 5.1.10 TO AMENDED AND RESTATED ACQUISITION AGREEMENT


Office Equipment and Computers
Mobile Equipment
Intellectual Property-engineering and files
Plant Drawing and Specifications lists
Encoal Plant and Related Facilities

          EXHIBIT 5.1.11 TO AMENDED AND RESTATED ACQUISITION AGREEMENT


None

                                STATE OF WYOMING
           UNIFORM COMMERCIAL CODE - FINANCING STATEMENT - FORM UCC-1

This FINANCING STATEMENT is presented to a filing officer for filing pursuant to the Uniform Commercial Code.

3.  Maturity Date (if any):

1.  Debtor(s) (Last Name First) and Address(es)  2.  Secured Party & Address             For Filing Officer, Date, Time, File No.,
                                                                                         Filing Office
------------------------------------------------ --------------------------------------- ------------------------------------------

Encoal Corporation                               Bluegrass Coal Development Company
319 South Gillette Avenue                        2000 Ashland Drive
Suite 260                                        Ashland, Kentucky 41102
Gillette, Wyoming 82716

------------------------------------------------ --------------------------------------- ------------------------------------------

---------------------------------------------------------------------------------------- ------------------------------------------

4.  This financing statement covers the following types (or items) of property:  (if     ASSIGNEE OF SECURED PARTY
collateral is crops or fixtures, include description of real estate)

---------------------------------------------------------------------------------------- ------------------------------------------
---------------------------------------------------------------------------------------- ------------------------------------------

See Exhibit A attached hereto and incorporated herein by this reference.

Certain of the items of collateral described in Exhibit A  are, or are to become, fixtures attached to the real property described on Schedule A attached hereto. The debtor is a record owner of the real estate described on Schedule A.






|_| Products of Collateral are also covered.
---------------------------------------------------------------------------------------- ------------------------------------------
---------------------------------------------------------------------------------------- ------------------------------------------

                                                                                     Check if applicable:
                                                                                     |_| The described crops are growing or are to
                                                                                     be grown on the real estate described herein.
                                                                                     |_| The described goods are or will be affixed
                                                                                     to the real estate described herein and this
                                                                                     statement is to be filed in the same office as
                                                                                     the real estate records.

                                                                                     Name of real estate record owner if other than
                                                                                     Debtor:
------------------------------------------------------------------------------------ ----------------------------------------------
------------------------------------------------------------------------------------ ----------------------------------------------

Filed with:   Campbell County County Clerk                                               No. of Additional Pages Presented:
---------------------------------------------------------------------------------------- ------------------------------------------



     Encoal Corporation
BY:------------------------------                                 --------------------------------------------
Name of Debtor                                                     Signature(s)of Debtor(s)or Secured Party*

                                                                       .